Exhibit 4.19

DATED 2 SEPTEMBER 2016

ADDITIONAL UNDERTAKING AGREEMENT

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
Canary Wharf
London E14 5DS

THIS ADDITIONAL UNDERTAKING AGREEMENT (the “Agreement”) is made on 2 September 2016

BETWEEN:

(1)
QOROS AUTOMOTIVE CO., LTD., a sino-foreign joint equity enterprise established on 24  December 2007 in the People’s Republic of China with address of No.1, Tongda Road, Economic Technology Development Zone, Changshu City, Jiangsu Province, People’s Republic of China (“Qoros”);

(2)	QUANTUM (2007) LLC, a Delaware limited liability company (file no. 4300667) whose registered office is at 16192 Coastal Highway, Lewes, Delaware 19958, United States of America (“LLC”);

(3)
KENON HOLDINGS LTD., a Singapore company with shares listed on the Tel Aviv Stock Exchange and New York Stock Exchange (company registration no. 201406588W) whose registered office is at 1 Temasek Avenue #36-01, Millenia Tower, Singapore 039192 (“Kenon”);

(4)
WUHU CHERY AUTOMOBILE INVESTMENT CO., LTD, a limited liability company organized and existing under the laws of the People’s Republic of China with its legal address at 8 Chengchun Road, Wuhu Economic and Technological Development Area, Anhui Province, People’s Republic of China (“Wuhu Chery”);

(5)
CHERY AUTOMOBILES LIMITED, a company limited by shares organized and existing under the laws of the People’s Republic of China with its legal address at 8 Chengchun Road, Wuhu Economic and Technological Development Area, Anhui Province, People’s Republic of China (“Chery”); and

(6)
ANSONIA HOLDINGS SINGAPORE B.V., incorporated under the laws of the Netherlands (Besloten vennootschap met beperkte aansprakelijkheid) and having its registered office at 1 Temasek Avenue #38-01, Millenia Tower, Singapore 039192 (“Ansonia”),

(each a Party and together, the Parties).

RECITALS:

(A)
By a loan agreement dated 22 April 2016 (as amended by an amendment letter dated 27 June 2016, the “LLC Loan Agreement”), Ansonia agreed to provide loans in an aggregate amount up to USD 50,000,000 to LLC upon the terms set out therein.

(B)
By a loan agreement dated 14 April 2016, LLC agreed to make available to Qoros a term loan facility of up to RMB 300,000,000 with the funds it obtained under the LLC Loan Agreement (the “ LLC-Qoros Loan Agreement”).

(C)
By a loan agreement dated 22 April, 2016, Wuhu Chery agreed to make available to Qoros an entrusted term loan facility of up to RMB 150,000,000 upon the terms set out therein (the “Initial Wuhu Chery-Qoros Loan Agreement”).

(D)
By a loan agreement dated 27 June, 2016, Wuhu Chery agreed to make available to Qoros an entrusted term loan facility of up to RMB 150,000,000 upon the terms set out therein (the “Second Wuhu Chery-Qoros Loan Agreement”).

(E)
By a Qoros security agreement dated 22 August 2016, Qoros agreed to grant a pledge over its patent right securing the obligations owing by Qoros under the Initial Wuhu Chery-Qoros Loan Agreement, the Second Wuhu Chery-Qoros Loan Agreement (collectively referred to as the “Wuhu Chery-Qoros Loan Agreements”) and the LLC-Qoros Loan Agreement.

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(F)	By an undertaking agreement dated 22 April 2016, the Parties made certain arrangements relating to the aforesaid loans provided by the relevant Parties.

(G)
Whereas, the relevant Parties now wish to enter into the Amended LLC Loan Agreement, the Additional LLC-Qoros Loan Agreement and the Additional Wuhu Chery-Qoros Loan Agreement (as respectively defined below) and the Parties agree to enter into, on or about the same date of the Additional Loan Agreements (as defined below), this Additional Undertaking Agreement to set out further arrangements between the Parties regarding the provision of further loans under the relevant Additional Loan Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Additional LLC-Qoros Loan” has the meaning described in Clause 2.2(b) (Additional LLC- Qoros Loan Agreement) of this Agreement.

“Additional LLC-Qoros Loan Agreement” has the meaning described in Clause 2.2(a) (Additional LLC-Qoros Loan Agreement) of this Agreement.

“Additional Loans” means the Additional LLC-Qoros Loan and the Additional Wuhu Chery- Qoros Loan and “Additional Loan” means either of them.

“Additional Loan Agreements” means the Amended LLC Loan Agreement, the Additional LLC-Qoros Loan Agreement and the Additional Wuhu Chery-Qoros Loan Agreement and “Additional Loan Agreement” means any one of them.

“Additional Wuhu Chery-Qoros Loan” has the meaning described in Clause 2.3(b) (Additional Wuhu Chery-Qoros Loan Agreement) of this Agreement

“Additional Wuhu Chery-Qoros Loan Agreement” has the meaning described in Clause 2.3(a) (Additional Wuhu Chery-Qoros Loan Agreement) of this Agreement.

“Amended LLC Loan Agreement” has the meaning described in Clause 2.1(a) (Amended LLC Loan Agreement) of this Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Singapore and the People’s Republic of China.

“Class A Interests” means Class A membership interests in LLC.

“Class B Interests” means Class B membership interests in LLC.

“Interests” means the Class A Interests and the Class B Interests.

“SAFE” means the State Administration of Foreign Exchange of the PRC or its local counterparts.

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1.2	Construction

In this Agreement, unless the context otherwise requires, a reference to:

(a)
a person includes a person, firm, company, corporation, government, state or agency of state or any association , trust partnership (whether or not having a separate legal personality) or two or more of the foregoing and includes a reference to that person’s successors and permitted assignees or permitted transferees but does not include that person if it has ceased to be a party under this Agreement;

(b)	unless otherwise specified, clauses are references to clauses to this Agreement;

(c)	any reference to this Agreement shall include its annexures;

(d)	(or to any specified provision of) any agreement is to that agreement (or that provision) as amended from time to time;

(e)	a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time;

(f)	the index and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement;

(g)	words imparting the singular include the plural and vice versa;

(h)	words “best efforts”, in relation to the performance of any act by a party, shall be construed as the standard of endeavours required under English law;

(i)	“$, “USD” and “US dollar” denote the lawful currency of the United States of America; and

(j)	“RMB” denotes the lawful currency of the People’s Republic of China.

2.	UNDERTAKINGS

2.1	Amended LLC Loan Agreement

(a)
At the same time as entering into this Agreement, Ansonia and LLC each undertake to the Parties to execute the amendment and restatement agreement between LLC as borrower and Ansonia as lender in substantially the form annexed to this Agreement as Annexure A (the “Amended LLC Loan Agreement”).

(b)
On the date of this Agreement, and subject to receipt by Ansonia of a copy of the duly executed Additional Wuhu Chery-Qoros Loan Agreement, Ansonia undertakes to provide LLC with a loan in an amount of $25,000,000 pursuant to the Amended LLC Loan Agreement.

2.2	Additional LLC-Qoros Loan Agreement

(a)
At the same time as entering into this Agreement, LLC and Qoros each undertake to the Parties to execute the loan agreement between LLC as lender and Qoros as Borrower in substantially the form annexed to this Agreement as Annexure B (the “Additional LLC-Qoros Loan Agreement”).

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(b)
On a date falling not later than 5 Business Days after the execution of the Amended LLC Loan Agreement, the Additional Wuhu Chery-Qoros Loan Agreement and the Additional LLC-Qoros Loan Agreement (the “Additional LLC-Qoros Loan Advance Date”), LLC undertakes to provide Qoros with a loan in an amount of RMB 150,000,000 pursuant to the Additional LLC-Qoros Loan Agreement (the “Additional LLC-Qoros Loan”).

2.3	Additional Wuhu Chery-Qoros Loan Agreement

(a)
At the same time as entering into this Agreement, Wuhu Chery and Qoros each undertake to the Parties to execute the loan agreement between Qoros as borrower, the Bank of China Limited, Changshu Sub-Branch () as entrusted bank and Wuhu Chery as lender in substantially the form annexed to this Agreement as Annexure C (the “Additional Wuhu Chery-Qoros Loan Agreement”).

(b)
On a date falling not later than 5 Business Days after the execution of the Amended LLC Loan Agreement, the Additional Wuhu Chery-Qoros Loan Agreement and the Additional LLC-Qoros Loan Agreement (the “Additional Wuhu Chery-Qoros Loan Advance Date”), Wuhu Chery undertakes to provide Qoros with a loan in an amount of RMB 150,000,000 pursuant to the Additional Wuhu Chery-Qoros Loan Agreement (the “Additional Wuhu Chery-Qoros Loan”).

2.4	Conversion of Class B Interests into Class A Interests

(a)
In connection with the conversion of the loans provided by Ansonia pursuant to the Amended LLC Loan Agreement into Class A Interests pursuant to the terms of the Amended LLC Loan Agreement (the “LLC Conversion”), and to the extent that the LLC Conversion will result in an issuance of Class A Interests to Ansonia in excess of the number of Interests which LLC may issue to a third-party without violating the terms of the existing joint venture agreement of Qoros (the “Joint Venture Agreement”), LLC undertakes that it shall convert the maximum number of Class B Interests into Class A Interests permitted by the Joint Venture Agreement and shall use its best efforts (including, but not limited to, assisting with obtaining any required governmental or regulatory approvals, but, for the avoidance of doubt, such efforts shall exclude any requirement to make a repayment or prepayment of any existing indebtedness of Qoros) to make appropriate amendments to the Joint Venture Agreement, such that, following such amendments, LLC may convert Ansonia’s remaining Class B Interests into Class A Interests in compliance with LLC’s contractual obligations under the Joint Venture Agreement.

(b)
For the avoidance of doubt, the LLC Conversion shall be deemed complete only upon (i) the conversion of each of the Class B Interests held by Ansonia into Class A Interests and the cancellation of each of the Class B Interests or (ii) the conversion of certain of the Class B Interests held by Ansonia into Class A Interests and the cancellation of each of the Class B Interests, in each case with such conversion and cancellation to be reflected in an adjustment to Schedule A of the Fourth Amended and Restated Limited Liability Company Operating Agreement, dated on or about the date of this Agreement, by and between Robert Rosen, as manager, and each member party thereto.

(c)
Notwithstanding the forgoing, to the extent LLC is not able to convert all of Ansonia’s Class B Interests into Class A Interests pursuant to an LLC Conversion, LLC, Chery, Wuhu Chery and Qoros undertake to enter into good faith negotiations with Ansonia to take necessary steps to put Ansonia in the same economic position it would have been in as if all of its Class B Interests were converted into Class A Interests.

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2.5	Conversion of Class A Interests into direct ownership of Qoros

(a)
Following the LLC Conversion and until the third anniversary of the LLC Conversion, Ansonia may, at its discretion, request to LLC in writing that it wishes to convert / exchange its Class A Interests into a direct holding by it of an equity interest in Qoros (the “Company Conversion”) based on the then value of the indirect beneficial ownership in Qoros of such Class A Interests.

(b)	If Ansonia requests a Company Conversion pursuant to paragraph (a) above:

(i)	LLC shall notify each other party to this Agreement of Ansonia’s request;

(ii)
LLC undertakes that it will use its best efforts (including, but not limited to, assisting with obtaining any required governmental or regulatory approvals, but, for the avoidance of doubt, such efforts shall exclude any requirement to make a repayment or prepayment of any existing indebtedness of Qoros) to take any and all steps required to effect the Company Conversion based on the then value of the indirect beneficial ownership in Qoros of such Class A Interests;

(iii)
each of Kenon, Chery, Wuhu Chery and Qoros undertake to enter into good faith negotiations with respect to the Company Conversion and, following the conclusion of such negotiations, to enter into such agreements, and to use best efforts to take all other action, as is required by LLC and / or Ansonia to give effect to the Company Conversion; and

(iv)
without prejudice to the generality of Clause 2.5(b)(iii), in respect of a Company Conversion, each of Kenon, Chery and Qoros hereby undertake to enter into good faith negotiations to make appropriate amendments to the Joint Venture Agreement such that, following the Company Conversion, each of Wuhu Chery, LLC, Ansonia and any new third party investor is a party to such Joint Venture Agreement and the Joint Venture Agreement is amended to reflect typical rights and protections for minority investors, including, but not limited to, relating to anti-dilution, material corporate actions and board representation.

(c)	The undertakings and obligations of Chery and Wuhu Chery in sub-paragraphs (b)(iii) and (b)(iv) above (and compliance thereto) are subject to Chery and Wuhu Chery obtaining the required:

(i)	internal corporate and board approval; and

(ii)	shareholder approval,

and Chery and Wuhu Chery agree to use best efforts to obtain such approvals at the relevant and appropriate time.

(d)	Notwithstanding anything contrary hereunder, the Company Conversion is subject to consent by Chery.

2.6	Undertakings

(a)
Each of Kenon, LLC and Wuhu Chery agrees with and undertakes that it shall ensure that the Additional LLC-Qoros Loan Advance Date and the Additional Wuhu Chery-Qoros Loan Advance Date shall occur on the same date regardless of whether any condition in relation to the provision of such Additional Loan described in the relevant Additional Loan Agreement has not been fulfilled.

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(b)
Each of Kenon and LLC agrees with and undertakes to each of Wuhu Chery and Qoros that it shall use its best efforts to promptly obtain the registration of the Additional LLC-Qoros Loan with SAFE as required to ensure that the Additional LLC-Qoros Loan can be advanced on the date in accordance with Clauses 2.2(b) and 2.6 (a). A failure to obtain such registration shall not be considered a breach by Kenon or LLC (as applicable) of their obligations under this clause 2.6(b) if such failure is not caused by or attributable to the actions of, or failure to act by, Kenon or LLC (as applicable). In the event of such failure, Wuhu Chery shall be automatically discharged from the obligations to provide the Additional Wuhu Chery-Qoros Loan in accordance with Clause 2.3(b) and if such obligation has been performed, Qoros shall be obliged to repay the amount of the Additional Wuhu Chery-Qoros Loan to Wuhu Chery immediately.

(c)
Each Party (other than Ansonia) shall, within three (3) Business Days of demand, indemnify the other Party (other than Ansonia) (the “Indemnified Party”) against any cost, loss or liability incurred by the Indemnified Party as a result of a breach of any obligations under this Clause 2 by such Party.

3.	FURTHER ASSURANCE

Each party to this Agreement shall, and shall use reasonable endeavours to procure that any necessary third party shall, at its own expense, do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power and as may be reasonably requested of it to implement this Agreement and the transactions contemplated by this Agreement.

4.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of any other provision of this Agreement nor the legality, validity or enforceability under the law of any other jurisdiction shall in any way be affected or impaired.

5.	CONSENT OF THIRD PARTIES

Notwithstanding any term of this Agreement, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of this Agreement.

6.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

7.	GOVERNING LAW

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

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8.	DISPUTE RESOLUTION

Any dispute in connection with this Agreement shall be resolved through friendly negotiation between the Parties. If the dispute is not resolved through negotiation within sixty (60) calendar days after one Party has served a written notice on the other Parties requesting the commencement of negotiation, then the Parties shall refer and submit the dispute for final resolution by arbitration to the Hong Kong International Arbitration Center (HKIAC) in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (the “UNCITRAL Arbitration Rules”) as at presentin force saveas the same may be amended by this Agreement and the UNCITRAL Arbitration Rules shall be construed accordingly. The place of arbitration shall be Hong Kong. The arbitration shall be settled by three (3) arbitrators. Ansonia, Kenon and LLC as one side, and Chery, Wuhu Chery as the other side shall separately appoint one arbitrator within the time stipulated in the UNCITRAL Arbitration Rules, failing which the appointment shall be made by HKIAC. The third arbitrator, who will act as the presiding arbitrator, shall be appointed by the HKIAC. The appointing authority shall be the HKIAC. The language of the arbitration proceedings shall be English, provided that either Party may introduce evidence or testimony in languages other than English. The award of the arbitration tribunal will be final and binding on each of the Parties and may be enforced, if necessary, in any court of competent jurisdiction. The costs of arbitration including attorneys’ fees shall be borne by the losing Party unless otherwise decided in the arbitral award. In any arbitration proceeding or legal proceeding to enforce an arbitral award, in any other legal action between the Parties relating to this Agreement, each Party waives the defense of sovereign immunity and any other defense solely based upon the fact or allegation that it is a political subdivision, agency or instrumentality of a sovereign state.

IN WITNESS of which the Parties have executed and delivered this document on the date first written above.

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ANNEXURE A

Form of Amended LLC Loan Agreement

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DATED_______ 2016

AMENDMENT AND RESTATEMENT AGREEMENT
RELATING TO THE LOAN AGREEMENT
DATED 22 APRIL 2016

between

QUANTUM (2007) LLC

as Borrower

and

ANSONIA HOLDINGS SINGAPORE B.V.

as Lender

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
Canary Wharf
London E14 5DS

THIS AGREEMENT is dated ___________ 2016 between:

(1)
QUANTUM (2007) LLC, a Delaware limited liability company with file number 4300667 and having its registered office at 16192 Coastal Highway, Lewes, Delaware 19958, United States of America (the “Borrower”); and

(2)
ANSONIA HOLDINGS SINGAPORE B.V., incorporated under the laws of the Netherlands (Besloten vennootschap met beperkte aansprakelijkheid) and having its registered office at 1 Temasek Avenue #38-01, Millenia Tower, Singapore 039192 (the “Lender”),

(each a “Party” and together the “Parties”).

BACKGROUND:

This Agreement is supplemental to and amends and restates the loan agreement dated 22 April 2016 between the Borrower and the Lender, as amended by an amendment letter dated 27 June 2016 (the “Existing Loan Agreement”).

NOW THIS AGREEMENT WITNESSES as follows:

1.         INTERPRETATION

1.1	Definitions

In this Agreement:

“Effective Date” means the date of this Agreement.

“Loan Agreement” means the Existing Loan Agreement as amended and restated by this Agreement.

1.2	Construction and Third Party Rights
The provisions of clauses 1.2 (Construction) and 1.3 (Third party rights) of the Existing Loan Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Existing Loan Agreement are to be construed as references to this Agreement.

1.3       Definitions

Unless otherwise defined in this Agreement, words and expressions defined in the Existing Loan Agreement shall have the same meanings when used in this Agreement.

2.            AMENDMENT AND RESTATEMENT

With effect on and from the Effective Date:

(a)
the Existing Loan Agreement will be amended and restated so that it shall be replaced in its entirety and be read and construed for all purposes as set out in Annexure A (The Loan Agreement) to this Agreement;

(b)	any reference to the Existing Loan Agreement in the Finance Documents shall be read and construed as references to the Loan Agreement; and
(c)	each Party unconditionally acknowledges and agrees to be bound by the Loan Agreement and to perform its obligations under the Loan Agreement.
3.            MISCELLANEOUS

(a)	This Agreement is a Finance Document.
(b)
The provision of clauses 19 (Notices), 21 (Partial Invalidity), 22 (Remedies and Waivers), 23 (Amendments and Waivers) and 26.2 (Jurisdiction) of the Existing Loan Agreement shall apply to this letter, as if set out in full and so that references in those provisions to “this Agreement” shall be construed as references to this letter.

(c)	This letter may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.
4.            GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
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SIGNATURES

ANSONIA HOLDINGS SINGAPORE B.V.
as Lender

By
Name:
Title:
3

QUANTUM (2007) LLC
as Borrower

By
Name:
Title:
4

ANNEXURE A
THE LOAN AGREEMENT
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DATED 22 April 2016
as amended by an amendment letter dated 27 June 2016 and as amended and restated by an amendment and restatement deed dated __ August 2016

LOAN AGREEMENT

between

QUANTUM (2007) LLC

as Borrower

and

ANSONIA HOLDINGS SINGAPORE B.V.

as Lender

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
Canary Wharf
London E14 5DS

THIS AGREEMENT is dated 22 April 2016 as amended by an amendment letter dated 27 June 2016 and as amended and restated by an amendment and restatement deed dated __ August 2016 and made between:

(1)
QUANTUM (2007) LLC, a Delaware limited liability company with file number 4300667 and having its registered office at 16192 Coastal Highway, Lewes, Delaware 19958, United States of America (the “Borrower”); and

(2)
ANSONIA HOLDINGS SINGAPORE B.V., incorporated under the laws of the Netherlands (Besloten vennootschap met beperkte aansprakelijkheid) and having its registered office at 1 Temasek Avenue #38-01, Millenia Tower, Singapore 039192 (the “Lender”).

BACKGROUND:

(A)
The Lender intends to make available to the Borrower the Loans (as defined below) in order to enable the Borrower to make corresponding loans to Qoros pursuant to the Qoros Loan Agreements and on the condition that Wuhu Chery Automobile Investment Co. Ltd. make corresponding loans to Qoros, such that the total amount of loans made available to Qoros, subject to the terms and conditions herein and in the applicable Chery Loan Agreement (defined below), will be up to $150 million.

(B)
The Lender intends that the Loans (and corresponding loans to Qoros) will enable Qoros to meet its working capital requirements and enable Qoros to seek additional financing, including a Qualified Financing.

(C)
The terms of this Agreement shall enable the Borrower to repay the Loans (as described herein) at par plus accrued interest, including upon any new financing at Qoros that results in a repayment of the corresponding loan under a Qoros Loan Agreement. In addition, upon any disposition by the Borrower of its interest in Qoros, the net proceeds will be applied to repay amounts outstanding under the Loans (or, if the Loans have been converted into Class A Interests, to redeem such interests).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Additional Chery Loan Agreement” means each additional term loan facility agreement entered into between Wuhu Chery Automobile Investment Co. Ltd. as lender, the Industrial and Commercial Bank of China Limited, Changshu Sub-Branch () as entrusted bank and Qoros as borrower with aggregate commitments, in each case, of up to an amount equal to the RMB equivalent of USD 25,000,000 for the purposes of Qoros’ ordinary course working capital requirements with terms that are the same as those contained in the Initial Chery Loan Agreement.

“Additional August 2016 Qoros Loan Agreement” means the term loan facility agreement entered into between the Borrower as lender and Qoros as borrower for the purposes of Qoros’ ordinary course working capital requirements with aggregate commitments of up to an amount equal to the RMB equivalent of USD [24,000,000] with terms that are substantially the same as those contained in the Initial Qoros Loan Agreement.

“Available Commitments” means, in relation to a Facility, the then undrawn amount of the Commitment relating to that Facility minus, in relation to any proposed Loan under that Facility, the amount of any other Loan under that Facility that is due and to be made on or before the proposed Utilisation Date.

“Assignment Agreement” means the English law governed assignment agreement dated 24 August 2016 granted by the Borrower in favour of the Lender under which the Borrower’s rights under the Qoros Security Agreement and Qoros Loan Agreements are assigned to the Lender.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Singapore and Beijing and, in respect of any day on which payment is to be made under this Agreement, New York City.

“Chery Loan Agreement” means:

(a)	the Initial Chery Loan Agreement; and

(b)	each Additional Chery Loan Agreement.

“Class A Interests” means Class A membership interests in the Borrower.

“Class B Interests” means Class B membership interests in the Borrower.

“Commitment” means:

(a)	with respect to Facility A, $25,000,000;

(b)	with respect to Facility B, $25,000,000; and

(c)	with respect to Facility C, $25,000,000.

“Conversion Date” means the date on which the Lender’s Class B Interests are converted to Class A Interests pursuant to Clause 7(a).

“Default” means an Event of Default or any event or circumstance specified in Clause 13 (Events of Default) which would (with the expiry of a grace period or the giving of notice, making of any determination or the satisfaction of any other condition) be an Event of Default.

“Event of Default” means any event or circumstance specified as such in Clause 13 (Events of Default).

“EXIM Loan Agreement No. 1” means the 1,200,000,000 RMB Equivalent Syndicated Loan Agreement concerning the Project of Research and Development of C Platform Derivative Model of Qoros Automotive Co., Ltd. dated 31 July 2014 between, among others, Qoros Automotive Co., Ltd. as Borrower, Export-Import Bank of China, as arranger, and Bank of China Limited Su Zhou Branch, as agent (as amended and/or restated from time to time).

“EXIM Loan Agreement No. 2” means the loan agreement expected to be entered into between, among others, Qoros Automotive Co., Ltd. as Borrower, and Export-Import Bank of China, as arranger (as amended and/or restated from time to time) or a similar loan agreement.

“Exim Pledges” means:

(a)
the equity pledge contract dated 31 July 2014 granted by the Borrower in favour of Bank of China Limited Su Zhou Branch, as agent, (as amended and/or restated from time to time, including the amendments approved as set out in the Changshu Economic and Technological Development Zone Management Committee approval dated 13 July 2015) in respect of a portion of the Borrower’s equity interests in Qoros, which equity pledge was granted to secure the obligations owing in respect of EXIM Loan Agreement No. 1; and

(b)
any other pledge granted by the Borrower in favour of the agent or lenders under the EXIM Loan Agreement No. 2, following the date of this Agreement, in respect of a portion of the Borrower’s equity interests in Qoros (as amended and / or restated from time to time), which equity pledge will be granted to secure the obligations owing in respect of EXIM Loan Agreement No. 2.

“Facility” means Facility A, Facility B or Facility C, as the case may be.

“Facility A” means the term loan facility made available under this Agreement as described in Clause 2.1 (Facility A).

“Facility B” means the term loan facility made available under this Agreement as described in Clause 2.2 (Facility B).

“Facility B Conversion/Repayment Notice” has the meaning given to that term Clause 7(a)(ii).

“Facility C” means the term loan facility made available under this Agreement as described in Clause 2.3 (Facility C).

“Facility C Conversion/Repayment Notice” has the meaning given to that term in Clause 7(a)(iii).

“Facility Conversion Notice” has the meaning given to that term in Clause 7(d).

“Facility Conversion/Repayment Notices” means together:

(a)	the Facility B Conversion/Repayment Notice;

(b)	the Facility C Conversion/Repayment Notice,

and “Facility Conversion/Repayment Notice” shall mean either one as the context may require.

“Finance Document” means this Agreement, the Assignment Agreement and any other document designated as such by the Lender and the Borrower in writing.

“Financial Indebtedness” means any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint and any guarantee or indemnity of any of those obligations.

“Further Facility Conversion/Repayment Notice” has the meaning given to that term in Clause 7(c). “Initial Chery Loan Agreement” means the term loan facility agreement dated 22 April 2016 between Wuhu Chery Automobile Investment Co. Ltd. as lender, the Industrial and Commercial Bank of China Limited, Changshu Sub-Branch (  ) as entrusted bank and Qoros as borrower, with aggregate commitments of up to an amount equal to the RMB equivalent of USD 24,000,000.

“Initial LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Borrower, dated 22 April 2016, between Robert Rosen, as the manager, and Kenon Holdings Ltd. and the Lender, as the members, as amended and/or restated from time to time.

“Initial Qoros Loan Agreement” means the term loan facility agreement dated 22 April 2016 between the Borrower as lender and Qoros as borrower for the purposes of Qoros’ ordinary course working capital requirements with aggregate commitments of up to an amount equal to the RMB equivalent of USD 48,000,000.

“Kenon” means Kenon Holdings Ltd., a company incorporated under the laws of Singapore.

“Legal Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under relevant legislation, the possibility that an undertaking to assume liability for or indemnity a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any applicable jurisdiction.

“LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the Borrower, dated ___ August 2016, between Robert Rosen, as the manager, and Kenon Holdings Ltd. and the Lender, as the members, as amended and/or restated from time to time.

“Loan” means the loan to be made under a Facility or the principal amount outstanding for the time being of such loan.

“Material Adverse Effect” means  any event  or circumstance which, taking into account all relevant circumstances, has a material adverse effect on:

(a)	the business, assets or financial condition of the Borrower; or

(b)	the ability of the Borrower to perform its payment obligations under the Finance Documents; or

(c)	the validity, enforceability or effectiveness or priority or ranking of any Finance Document, any Qoros Loan Agreement or the Qoros Security Agreement.

“Party” means a party to this Agreement.

“People's Republic of China” and “PRC” means the People's Republic of China excluding Taiwan, Macau and Hong Kong.

“Qoros” means Qoros Automotive Co., Ltd, a company incorporated under the laws of the People's Republic of China.

“Qoros Default” means a “Default” as defined in a Qoros Loan Agreement.

“Qoros Loan Agreements” means together:

(a)	the Initial Qoros Loan Agreement; and

(b)	the Additional August 2016 Qoros Loan Agreement,

and “Qoros Loan Agreement” shall mean either one as the context may require.

“Qoros Security Agreement” means the PRC law governed  patent  right  pledge agreement dated 22 August 2016 between Qoros, the Borrower and Wuhu Chery Automobile Investment Co. Ltd as amended from time to time.

“Qualified Financing” means a financing pursuant to which a third party investor subscribes (or, in the case of a financing by way of instrument that is convertible into equity, will on conversion of such instrument subscribe) for an equity interest in Qoros in an aggregate amount of not less than the Qualified Financing Amount excluding the amount of any conversion of Financial Indebtedness into equity in Qoros undertaken pursuant to the terms of this agreement.

“Qualified Financing Amount” has the meaning given to that term in the Initial Qoros Loan Agreement.

“Security Interest” means any mortgage, pledge, lien, charge (fixed or floating), assignment, hypothecation, set-off or trust arrangement for the purpose of creating security, reservation of title or security interest or any other agreement or arrangement having a similar effect.

“Tax” means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature to tax (and any related penalty, cost, charge or interest).

“Termination Date” means 25 January 2017.

“Total Commitment” means $75,000,000 to the extent not cancelled or reduced by the Lender under this Agreement.

“Trigger Event” means any event or circumstance specified as such in Clause 14 (Trigger Events).

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law.

“Utilisation Date” means the date on which a Loan is to be made or, as the context requires, was made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Form of Request).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Borrower” or the “Lender” shall be construed so as to include its successors in title, heirs, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)
a “person” includes any person, firm, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a “Clause” or a “Schedule” is a reference to a clause of, or a schedule to, this Agreement;

(viii)	“$, “USD” and “US dollar” denote the lawful currency of the United States of America;

(ix)	“RMB” denotes the lawful currency of the People's Republic of China;

(x)	a provision of law is a reference to that provision as amended or re-enacted; and

(xi)	a time of day is a reference to London time.

(b)
Unless a contrary  indication appears, a term used in any  other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)	Clause and Schedule headings are for ease of reference only.

(d)	A Default or Event of Default is “continuing” if it has not been waived in writing.

1.3	Third party rights

(a)
Unless expressly provided to the contrary in this Agreement a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	THE FACILITY

2.1	Facility A

Subject to the terms of this Agreement, the Lender makes available to the Borrower a US dollar term loan facility in an aggregate amount equal to the Facility A Commitment.

2.2	Facility B

Subject to the terms of this Agreement, the Lender makes available to the Borrower a US dollar term loan facility in an aggregate amount equal to the Facility B Commitment.

2.3	Facility C

Subject to the terms of this Agreement, the Lender makes available to the Borrower a US dollar term loan facility in an aggregate amount equal to the Facility C Commitment.

3.	PURPOSE

(a)
The Borrower shall only apply the amounts borrowed by it under each Facility to finance amounts requested to be borrowed by Qoros pursuant to the terms of the applicable Qoros Loan Agreement; it is understood that such amounts are intended only to be used by Qoros for its ordinary course working capital requirements and not for any other purpose.

(b)	The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	DRAWDOWN

4.1	Initial Conditions Precedent

The Lender will only be obliged to advance a Loan to the Borrower if:

(a)
the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent to initial utilisation) in form and substance satisfactory  to the Lender (acting reasonably) save to the extent that the Lender has waived receipt of the same;

(b)	no Default (and no Qoros Default under either Qoros Loan Agreement) is continuing or would result from the proposed Loan; and

(c)	each of the representations and warranties set out in Clause 10 (Representations and Warranties) is true and correct on the date of this Agreement and on the Utilisation Date.

4.2	Conditions Precedent to utilisation of a Facility B Loan

In addition to satisfaction of the conditions set out in Clause 4.1 (Initial Conditions Precedent) above, the Lender will only be obliged to advance a Loan to the Borrower under Facility B if:

(a)	the proposed Loan is required to fund an amount requested to be borrowed by Qoros pursuant to the Initial Qoros Loan Agreement;

(b)	the Lender has received a copy of the applicable executed Additional Chery Loan Agreement that corresponds to the Initial Qoros Loan Agreement;

(c)	the Lender in its sole discretion has agreed and consented to the advance of such Loan; and

(d)
the Lender has received evidence that the amount requested to be borrowed by Qoros under the Initial Qoros Loan Agreement is equal to the amount to be drawn by Qoros under the applicable Additional Chery Loan Agreement that corresponds to the Initial Qoros Loan Agreement.

4.3	Conditions Precedent to utilisation of a Facility C Loan

In addition to satisfaction of the conditions set out in Clause 4.1 (Initial Conditions Precedent) above, the Lender will only be obliged to advance a Loan to the Borrower under Facility C if:

(a)	the proposed Loan is required to fund an amount requested to be borrowed by Qoros pursuant to the Additional August 2016 Qoros Loan Agreement;

(b)	the Lender has received a copy of the applicable executed Additional Chery Loan Agreement that corresponds to the Additional August 2016 Qoros Loan Agreement;

(c)
the Lender has received evidence that the amount requested to be borrowed by Qoros under the Additional August 2016 Qoros Loan Agreement is equal to the amount to be drawn by Qoros under the applicable Additional Chery Loan Agreement that corresponds to the Additional August 2016 Qoros Loan Agreement; and

(d)
the Borrower having obtained all required governmental, creditor and partner consents,  including   appropriate foreign   debt  quota or other   necessary regulatory approvals in connection with the Additional August 2016 Qoros Loan Agreement.

4.4	Drawdown

(a)
The Borrower may borrow a Loan by giving the Lender a duly completed Utilisation Request. Unless the Lender otherwise agrees, the latest time for receipt by the Lender of such Utilisation Request is 9.30 a.m. (London time) three Business Days before the proposed Utilisation Date.

(b)	No more than one Loan may be drawn under Facility A.

(c)	No more than 10 Loans may be drawn under Facility B.

(d)	No more than 10 Loans may be drawn under Facility C.

(e)	A Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i) it specifies a Utilisation Date that is a Business Day prior to the Termination Date;

(ii) with respect to a Facility A Loan, the amount of the Loan requested is $25,000,000;

(iii) with respect to a Facility B Loan or a Facility C Loan (as applicable), the amount of the Loan requested is a minimum of $100,000 or, if less, the relevant Available Commitments; and

(iii) the currency of the Loan is USD;

(f)
Subject to satisfaction or waiver of the conditions precedent set out in Clause 4.1 (Initial Conditions Precedent),  4.2 (Conditions Precedent to utilisation of a Facility B Loan) and / or 4.3 (Conditions Precedent to utilisation of a Facility C Loan) (as applicable), the Lender shall advance the Loan to the Borrower.

4.5	Issuance of Class B Interests

On the first Utilisation Date, the Borrower shall issue to the Lender Class B Interests representing all of the Class B Interests in accordance with the Initial LLC Agreement.

5.	REPAYMENT AND MANDATORY PREPAYMENT

5.1	Repayment of Loans

Subject to Clause 16 (Limited Recourse), unless the Loans have been converted into Class A Interests of the Borrower pursuant to the terms of this Agreement and the LLC Agreement, the Borrower shall repay each Loan in full on the Termination Date.

5.2	No reborrowing

The Borrower may not reborrow any part of any Loan which is repaid or pre-paid.

5.3	Voluntary Prepayment

The Borrower may, by giving not less than 3 Business Days’ prior notice to the Lender, prepay the whole or any part of any Loan.

5.4	Mandatory Prepayment – Excess Loan Amount

If the amount of a Loan (the “Relevant Loan”) advanced to the Borrower in connection with the corresponding Qoros Loan Agreement exceeds the amount advanced by the Borrower to Qoros under that Qoros Loan Agreement (the “Relevant Qoros Loan”) (the amount of such excess being the “Excess Loan Amount”), the Borrower shall, within 5 Business Days of the drawdown of the Relevant Qoros Loan, apply an amount equal to the Excess Loan Amount in prepayment of the Relevant Loan.

5.5	Mandatory Prepayment – Qoros repayment

(a)
Subject to Clause 16 (Limited Recourse), if the Borrower receives any amount from Qoros (1) as repayment or prepayment of any amounts owing by Qoros to the Borrower under either Qoros Loan Agreement or (2) in connection with the Borrower’s enforcement of its rights under the Qoros Security Agreement, the Borrower shall, as soon as practicable (and in any case, within 3 Business Days of receipt of such amount), apply such amount converted into US dollars (a “Converted Amount”) in prepayment of the Loans in the following order:

		(i)	firstly, in prepayment of the Facility A Loan;

		(ii)	secondly, in prepayment of any Facility B Loan (pro-rata);

		(iii)	thirdly, in prepayment of any Facility C Loan (pro-rata); and

		(iv)	fourthly, in prepayment of any other amount outstanding under the Finance Documents.

For the avoidance of doubt, if any Converted Amount is greater than the amount required to prepare the Facilities (or any relevant part thereof), the Borrower shall still be required to pay any such excess amount to the Lender (and the Lender shall be entitled to be paid the same), notwithstanding any provisions to the contrary in the Finance Documents.

(b)
Subject to Clause 16 (Limited Recourse), if, in any applicable jurisdiction, it becomes unlawful for the Lender to perform any of its obligations under any of the Finance Documents to which it is a party or to fund or maintain any Loan, the Lender shall promptly notify the Borrow on becoming aware of that event and the Borrower shall within 3 Business Days repay such Loan.

5.6	Deemed Repayment

If:

	(a)	the Qoros Loan Agreements are (or deemed, pursuant to Clause 7 (Conversion)) repaid in full; and

(b)
the Borrower has applied all amounts it has received from Qoros under the Qoros Loan Agreements in the prepayment of the Facilities in accordance with Clause 5.5 (Mandatory Prepayment – Qoros repayment), then:

	(i)	all outstanding Loans shall be deemed to be repaid in full;

	(ii)	the Facilities shall be terminated and cancelled in full;

(iii)
all obligations and amounts owing by the Borrower under the Finance Documents shall be deemed satisfied and discharged in full other than the obligations pursuant to Clause 15 (Secondary Sale), which shall survive;

(iv)
the obligations owing by the Borrower under the Assignment Agreement shall be released and discharged in full (and the Lender undertakes to the Borrower that it will execute and deliver any termination, release or other document, and take all other commercially reasonable actions, required by the Borrower to give effect to the release and discharge of the Assignment Agreement); and

(v) any Class B Interests issued to the Lender pursuant to the terms of this Agreement (including any rights attaching thereto) shall be cancelled in accordance with the LLC Agreement.

6.	INTEREST

6.1	Calculation of interest

The rate of interest payable on a Loan is 6.00% per annum.

6.2	Accrued interest

Interest shall accrue daily (calculated on the basis of a 360 day year) and shall be payable on the Termination Date and on any date a Loan is repaid or prepaid (but only in respect of the interest that has accrued on the amount of such Loan paid or repaid) .

6.3	Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any utilisation, together with all fees, charges and other amounts which are treated as interest on such utilisation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such utilisation in accordance with applicable law, the rate of interest payable in respect of such utilisation, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such utilisation but were not payable as a result of the operation of this Clause 6.3 shall be cumulated and the interest and Charges payable to such Lender in respect of other utilisation or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate (to the extent permitted by applicable law) to the date of repayment, shall have been received by such Lender.

7.	CONVERSION

(a) Whilst any amounts owing by the Borrower under this Agreement are outstanding, and subject to paragraph (i) below and the terms of the LLC Agreement:

(i)
upon completion of a Qualified Financing (other than a Qualified Financing that results in repayment of all of the outstanding Loans), the Lender’s percentage of Class B Interests equal to the following:

X = A / (A + B + C)

where,

X = the percentage of the Lender’s Class B Interests;

A = the Facility A Commitment;

B = the Facility B Commitment; and

C = the Facility C Commitment,

shall automatically convert into Class A Interests (the “Facility A Class B Conversion”) with the Lender’s percentage of Class A Interests following the Facility A Class B Conversion calculated in accordance with the following formulation:

Y = (A + B) / C

where,

Y = the percentage of the Lender’s Class A Interests;

A = the aggregate principal amount outstanding under the Facility A Loan as at the Conversion Date;

B = the amount of all accrued and unpaid interest on the outstanding Facility A Loan as at the Conversion Date;

C = the implied equity value of the Borrower based upon: (i) the ownership interest of the Borrower in Qoros after giving effect to the Qualified Financing; and (ii) the implied equity value of Qoros as set out in the Qualified Financing as agreed by the Borrower and the Lender (or, where the Qualified Financing involves an investment or financing by a method or means other than the subscription of equity interests in Qoros, the stated equity value of Qoros as set out in such Qualified Financing as agreed by the Borrower and the Lender), (iii) less a discount of 10%, with (A + B) / C expressed as a percentage;

(ii)
subject to paragraphs (c) and (d) below, following commencement of a Qualified Financing (other than a Qualified Financing that results in repayment of all of the outstanding Loans), but prior to completion of the Qualified Financing, the Lender may by written notice to the Borrower  (the “Facility B Conversion/Repayment Notice”) request that either:

	(A)	the Lender’s percentage of Class B Interest equal to the following:

X = B / (A + B + C)

where,

X = the percentage of the Lender’s Class B Interests;

A = the Facility A Commitment; and

B = the Facility B Commitment

C = the Facility C Commitment,

be converted into Class A Interests and, upon completion of the Qualified Financing, the percentage of Class B Interests held by the Lender calculated in accordance with the above formula shall be converted into Class A Interests (the “Facility B Class B Conversion”) with the Lender’s percentage of Class A Interests following the Facility B Class B Conversion calculated in accordance with the following formulation:

Y = (A + B) / C

where,

Y = the percentage of the Lender’s Class A Interests;

A = the aggregate principal amount of all outstanding Facility B Loans as at the Conversion Date;

B = the amount of all accrued and unpaid interest on all outstanding Facility B Loans as at the Conversion Date;

C = the implied equity value of the Borrower based upon: (i) the ownership interest of the Borrower in Qoros after giving effect to the Qualified Financing; and (ii) the implied equity value of Qoros as set out in the Qualified Financing as agreed by the Borrower and the Lender (or, where the Qualified Financing involves an investment or financing by a method or means other than the subscription of equity interests in Qoros, the stated equity value of Qoros as set out in such Qualified Financing as agreed by the Borrower and the Lender), (iii) less a discount of 10%, with (A + B) / C expressed as a percentage; or

(B)
the Borrower take all action available to it under clause 11.1 of the Initial Qoros Loan Agreement to require repayment by Qoros of all outstanding Quantum Facility B Loans (as defined in the Initial Qoros Loan Agreement) (together with accrued and unpaid interest) immediately following completion of the Qualified Financing and the Borrower shall undertake such action (the amount received by the Borrower from Qoros as result of taking such action being the “Qoros Facility B Repayment Amount”) and, subject to Clause 16 (Limited Recourse), the Borrower shall, within 3 Business Days of the receipt of the Qoros Facility B Repayment Amount, apply such amount converted into US dollars in prepayment of the Facility B Loans and (pro-rata);

(iii)
subject to paragraphs (c) and (d) below, following commencement of a Qualified Financing (other than a Qualified Financing that results in repayment of all of the outstanding Loans), but prior to completion of the Qualified Financing, the Lender may by written notice to the Borrower  (the “Facility C Conversion/Repayment Notice”) request that either:

	(A)	the Lender’s percentage of Class B Interest equal to the following:

X = C / (A + B + C)

where,

X = the percentage of the Lender’s Class B Interests;

A = the Facility A Commitment; and

B = the Facility B Commitment

C = the Facility C Commitment,

be converted into Class A Interests and, upon completion of the Qualified Financing, the percentage of Class B Interests held by the Lender calculated in accordance with the above formula shall be converted into Class A Interests (the “Facility C Class B Conversion”) with the Lender’s percentage of Class A Interests following the Facility C Class B Conversion calculated in accordance with the following formulation:

Y = (A + B) / C

where,

Y = the percentage of the Lender’s Class A Interests;

A = the aggregate principal amount of all outstanding Facility C Loans as at the Conversion Date;

B = the amount of all accrued and unpaid interest on all outstanding Facility C Loans as at the Conversion Date;

C = the implied equity value of the Borrower based upon: (i) the ownership interest of the Borrower in Qoros after giving effect to the Qualified Financing; and (ii) the implied equity value of Qoros as set out in the Qualified Financing as agreed by the Borrower and the Lender (or, where the Qualified Financing involves an investment or financing by a method or means other than the subscription of equity interests in Qoros, the stated equity value of Qoros as set out in such Qualified Financing as agreed by the Borrower and the Lender), (iii) less a discount of 25%, with (A + B) / C expressed as a percentage; or

(B)
the Borrower take all action available to it under clause 11.1 of the Additional August 2016 Qoros Loan Agreement to require repayment by Qoros of all outstanding Loans (as defined in the Additional August 2016 Qoros Loan Agreement) (together with accrued and unpaid interest) immediately following completion of the Qualified Financing and the Borrower shall undertake such action (the amount received by the Borrower from Qoros as result of taking such action being the “Qoros Facility C Repayment Amount”) and, subject to Clause 16 (Limited Recourse), the Borrower shall, within 3 Business Days of the receipt of the Qoros Facility C Repayment Amount, apply such amount converted into US dollars in prepayment of the Facility C Loans and (pro-rata).

(b)
The Borrower hereby undertakes to promptly notify the Lender on becoming aware that the terms of a Qualified Financing have been agreed, and further undertakes to set out in such notification all material details and terms of the proposed Qualified Financing (including expected completion date of the Qualified Financing) as the Borrower is then aware of.

(c)	If:

(i)
the terms of the Qualified Financing as proposed at the time of a Facility Conversion/Repayment Notice subsequently change in any material respect at any time prior to completion of the Qualified Financing; or

(ii)
completion of the Qualified Financing has not occurred prior to the anticipated date of completion of the Qualified Financing at the time a Facility Conversion/Repayment Notice was provided to the Borrower, then at, or prior to, completion of the Qualified Financing, the Lender may submit a further notice (the “Further Facility Conversion/Repayment Notice”) to the Borrower:

(x)
requesting that the Borrower disregard the relevant Further Facility Conversion/Repayment Notice (and confirming that the Borrower’s failure to comply with such Facility Conversion/Repayment Notice shall not constitute a breach of any term of this Agreement); and

(1)	in respect of a Facility B Conversion/Repayment Notice, setting out a new election under either paragraph (a)(ii)(A) or (a)(ii)(B); or

(2)	in respect of a Facility C Conversion/Repayment Notice, setting out a new election under either paragraph (a)(iii)(A) or (a)(iii)(B),

and the Borrower shall comply with such Further Facility Conversion/Repayment Notice in accordance with paragraph (a)(ii)(A), (a)(ii)(B), (a)(iii)(A) or (a)(iii)(B) (as applicable).

(d)
If the Borrower has not repaid: (1) the Facility B Loans within a reasonable period after the Lender has made an election for such repayment under paragraph (a)(ii)(B); or (2) the Facility C Loans within a reasonable period after the Lender has made an election for such repayment under paragraph (a)(iii)(B), (in each case, whether pursuant to a Facility Conversion/Repayment Notice or a Further Facility Conversion/Repayment Notice) then the Lender may at any time thereafter submit a further notice (the “Facility Conversion Notice”) to the Borrower:

(i)
requesting that the Borrower disregard the relevant Facility Conversion/Repayment Notice or Further Conversion/Repayment Notice, as applicable (and confirming that the Borrower’s failure to comply with such Facility Conversion/Repayment Notice or Further Conversion/Repayment Notice, as applicable, shall not constitute a breach of any term of this Agreement); and

(ii)	setting out a new election under paragraph (a)(ii)(A) or (a)(iii)(A) (as applicable),

and the Borrower shall comply with such Facility Conversion Notice in accordance with paragraph (a)(ii)(A) or (a)(iii)(A), as applicable. For the avoidance of doubt, the Parties agree that a Facility Conversion Notice may be sent by the Lender even after, and notwithstanding, the completion of a Qualified Financing.

(e)	Upon the Facility A Class B Conversion pursuant to paragraph (a)(i) above and the LLC Agreement:

(i)	the Facility A Loan shall be deemed to be repaid in full;

(ii)	Facility A shall be terminated and cancelled in full.

(f)	Upon the Facility B Class B Conversion pursuant to paragraph (a)(ii)(A) above and the LLC Agreement:

(i)	all outstanding Facility B Loans shall be deemed to be repaid in full; and

(ii)	Facility B shall be terminated and cancelled in full.

(g)	Upon the Facility C Class B Conversion pursuant to paragraph (a)(iii)(A) above and the LLC Agreement:

(i)	all outstanding Facility C Loans shall be deemed to be repaid in full; and

(ii)	Facility C shall be terminated and cancelled in full.

(h)	Upon the later of a Facility A Class B Conversion, Facility B Class B Conversion and Facility C Class B Conversion:

(i)
all obligations and amounts owing by the Borrower under the Finance Documents shall be deemed satisfied and discharged in full other than the obligations pursuant to Clause 15 (Secondary Sale), which shall survive;

(ii)
the obligations owing by the Borrower under the Assignment Agreement shall be released and discharged in full (and the Lender undertakes to the Borrower that it will execute and deliver any termination, release or other document, and take all other commercially reasonable actions, required by the Borrower to give effect to the release and discharge of the Assignment Agreement); and

(iii)	any Class B Interests issued to the Lender pursuant to the terms of this Agreement (including any rights attaching thereto) shall be cancelled.

(i)	If, upon completion of a Qualified Financing, the Qoros Loan Agreements are repaid in full:

(i)	Clause 7(a), (b), (c), (d), (e), (f), (g) and (h) shall not apply;

(ii)
the amounts received by the Borrower from Qoros as a result of the repayment of the Qoros Loan Agreements shall be applied in accordance with Clause 5.5 (Mandatory Prepayment - Qoros repayment) (and, for the avoidance of doubt, Clause 5.6 (Deemed Repayment) shall apply).

8.	TAX AND OTHER DEDUCTIONS

Each Party shall pay all its own present and future Tax as may be levied by a respective government or governmental body in relation to the Finance Documents.

9.	COSTS AND EXPENSES

Each Party shall pay its own costs and expenses that it incurs in connection with the negotiation, preparation and execution of this agreement and/or the other Finance Documents.

10.	REPRESENTATIONS AND WARRANTIES

The Borrower makes the representations and warranties set out in this Clause 10 to the Lender on the date of this Agreement and on each Utilisation Date by reference to the facts and circumstances then existing.

10.1	Status

(a)	It is a limited liability company, duly formed and validly existing under the laws of the State of Delaware.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

10.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document, the Qoros Security Agreement and the Qoros Loan Agreements are legal, valid, binding and enforceable obligations.

10.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each of the Finance Documents, the Qoros Loan Agreements, the Qoros Security Agreement and any other material contract or agreement to which it is a party do not conflict with:

(a)	any law or regulation applicable to it; or

(b)	the constitutional documents of the Borrower.

10.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of:

(a)	each Finance Document to which it is a party and the transactions contemplated by those Finance Documents; and

(b)	the Qoros Loan Agreements and Qoros Security Agreement and the transactions contemplated by the Qoros Loan Agreements and Qoros Security Agreement.

10.5	Approval of this Agreement as a related party transaction

The Loans and other transactions contemplated by this Agreement and related agreements have been approved by Kenon in accordance with: (a) all applicable laws and regulations; (b) its policies and procedures applicable to related party transactions, as described in Kenon’s annual report on Form 20-F for the fiscal year ended 31 December 2014 filed with the U.S. Securities and Exchange Commission on 31 March 2015; and (c) all applicable stock exchange rules applicable to the approval of related party transactions.

11.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 11 remains in force from the date of this Agreement for so long as any amount is outstanding under this Agreement.

11.1	Notification of default

The Borrower shall notify the Lender of:

(a)	any Default (and the steps, if any, being taken to remedy it);

(b)	any Qoros Default under either Qoros Loan Agreement or any default under the Qoros Security Agreement,

in each case, promptly upon becoming aware of its occurrence.

11.2	Information: miscellaneous

The Borrower shall supply to the Lender:

(a)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower or Qoros, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; and

(b)
promptly on request,  such further information regarding the financial condition, assets and operations of the Borrower and, to the extent: (i) such information is available to the Borrower; and (ii) disclosure of such information would not breach the terms of any agreement or arrangement entered into by the Borrower, Qoros as the Lender may reasonably request.

12.	GENERAL UNDERTAKINGS

The undertakings in this Clause 12 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement.

12.1	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would impair its ability to perform its obligations under the Finance Documents, the Qoros Security Agreement or either Qoros Loan Agreement.

12.2	Acquisitions

The Borrower shall not, without the prior written consent of the Lender:

(a)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) (other than shares in Qoros); or

(b)	incorporate a company.

12.3	Disposals

(a)
The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset, including all or a portion of its legal or beneficial interests in Qoros.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal made by the Borrower pursuant to the terms of the Finance Documents or the LLC Agreement or to the Exim Pledges.

12.4	Holding company status

The Borrower undertakes that:

(a)	it is and will remain a special purpose, holding company; and

(b)
it will not incur any liabilities except: (i) as contemplated in the Finance Documents, the LLC Agreement, the Qoros Loan Agreements, the Qoros Security Agreement and any other agreement entered into by the Borrower in connection with the aforementioned documents (including the “finance documents” as defined in the Qoros Loan Agreements); and (ii) for liabilities that arise in the ordinary course of acting as a special purpose, holding company.

12.5	Membership interests

The Borrower shall not issue any membership interests except:

(a)	as permitted pursuant to the terms of a Finance Document; or

(b)	in accordance with the terms of the LLC Agreement.

12.6	Change of business

The Borrower shall ensure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the date of this Agreement.

12.7	Qoros Security Agreement

(a)
The Borrower shall not (and shall not take any action to) enforce, discharge, release or terminate any of its rights under the Qoros Security Agreement except: (i) in accordance with and pursuant to Clause 14.4 (Enforcement under Qoros Security Agreement); (ii) to the extent required in order to comply with Clause 12.10 (Undertaking to amend Qoros Security Agreement); or (iii) with the prior written consent of the Lender.

(b)
The Borrower shall notify the Lender promptly on becoming aware of any request to enforce, discharge, release or terminate any of the Borrower’s rights under the Qoros Security Agreement other than a request to enforce, discharge, release or terminate from the Lender pursuant to Clause 14.4 (Enforcement under Qoros Security Agreement) or in connection with Clause 12.10 (Undertaking to amend Qoros Security Agreement).

12.8	Qoros Loan Agreements

The Borrower shall:

(a)	not amend the terms of, or waive any of its rights under, either Qoros Loan Agreement without the prior written consent of the Lender;

(b)	not waive any default or event of default (howsoever described) that has occurred under either Qoros Loan Agreement without the prior written consent of the Lender;

(c)	not take any other action in connection with either Qoros Loan Agreement that may adversely affect the rights and interests of the Lender; and

(d)	use any amounts borrowed by it under each Facility to finance amounts requested to be borrowed by Qoros pursuant to the terms of the Qoros Loan Agreements.

12.9	Conditions Subsequent

The Borrower shall:

(a)	use its best efforts to ensure that within 134 days of the date of this Agreement (the “CS Period”), it will provide the Lender with a copy of the duly executed Qoros Security Agreement;

(b)
within 5 days of the date of execution of the Qoros Security Agreement, deliver to the Lender the Assignment Agreement, in a form substantially the same as that agreed to by the Lender and the Borrower pursuant to Paragraph 3(a) of Schedule 1 (Conditions precedent to initial utilisation), duly executed by the Borrower, except that:

(i)
the period between: (1) the date a definitive and binding agreement relating to a Qualified Financing is signed; and (2) the date on which such agreement is terminated or it is otherwise apparent that the proposed Qualified Financing will not be consummated (the “QF Termination Date”), shall not be accounted  for   in  (and  shall  be  excluded  from)  the  calculation  and determination of the CS Period (it being agreed, for the avoidance of doubt, that any time period after such QF Termination Date shall be accounted for in the calculation and determination of the CS Period); and

(ii)	following the completion of a Qualified Financing, the obligations in paragraphs (a) and (b) above shall not apply.

12.10	Undertaking to amend Qoros Security Agreement

Following:

(a)	the due execution of the Additional August 2016 Qoros Loan Agreement;

(b)
the Borrower having obtained all required governmental, creditor and partner approvals and consents, including appropriate foreign debt quota or other necessary regulatory approvals in connection with the Additional August 2016 Qoros Loan Agreement; and

(c)	the registration of the Additional August 2016 Qoros Loan Agreement with the relevant PRC government body,

the Borrower shall, upon written request by the Lender, use its best efforts to amend the Qoros Security Agreement so that the Qoros Security Agreement secures all present and future moneys, debts and liabilities due, owing or incurred by Qoros under or in connection with the Additional 2016 Qoros Loan Agreement (the required amendments being the “Qoros Security Amendments”), including using its best efforts to obtain the approval of the State Intellectual Property Office of the PRC (“SIPO”) and all other governmental, creditor and partner approvals and consents required in connection with the Qoros Security Amendments (a failure to obtain such approvals and consents shall not be considered a breach by the Borrower of its obligations under this Clause 12.10).

13.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clauses 13.1 (Non-payment) to 13.14 (Assignment Agreement) (inclusive) is an Event of Default.

13.1        Non-payment

Subject to Clause 5.6 (Deemed Repayment) and Clause 16 (Limited Recourse), the Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within 5 Business Days of its due date.

13.2	Other obligations

(a)	The Borrower does not comply with any provision of this Agreement (other than those referred to in Clause 13.1 (Non-payment), Clause 13.10 (Disposals) and Clause 13.14 (Assignment Agreement)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of: (i) the Lender giving notice to the Borrower; and (ii) the Borrower becoming aware of the failure to comply.

13.3	Misrepresentation

(a)	Any representation or statement made or deemed to be made by the Borrower in this Agreement is or proves to have been materially incorrect or materially misleading when made or deemed to be made.

(b)
No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation or misstatement are capable of remedy and are remedied within 15 Business Days of the earlier of:

(i)	the Lender giving written notice of the failure by the Borrower; and

(ii)	the Borrower becoming aware of the misrepresentation or misstatement.

13.4	Cross default

(a)	Any Financial Indebtedness of the Borrower (other than Financial Indebtedness of the Borrower under this Agreement) is not paid when due nor within any originally applicable grace period.

(b)
Any  Financial Indebtedness of the Borrower (other than Financial Indebtedness of the Borrower under this Agreement) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
No Event of Default will occur under this Clause 13.4 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) or (b) above is less than RMB 50,000,000 (or its equivalent in any other currency or currencies).

13.5	Insolvency

(a)
Subject to Clause 16 (Limited Recourse), the Borrower is unable or admits inability to pay its debts as they fall due or is declared to be unable to pay its debts under applicable law or, by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts (for the avoidance of doubt, the application of Clause 16 (Limited Recourse) shall not constitute a suspension of the payment of the Borrower’s debt) or commences negotiations with  one or more of its  creditors  with  a view to  rescheduling any of its indebtedness (other than with the Lender).

(b)	A moratorium is declared in respect of any indebtedness of the Borrower.

13.6	Insolvency Proceedings

(a)
The filing of an involuntary proceeding is made in a court of competent jurisdiction in the United States seeking relief under US Bankruptcy Law in respect of the Borrower and either such proceeding shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or the Borrower shall consent to the institution of, or fail to contest in a timely and appropriate manner, any such involuntary proceeding.

(b)	The filing of a voluntary petition by the Borrower is made under US Bankruptcy Law.

13.7	Unlawfulness

(a)	It is or becomes unlawful for the Borrower to perform any of its material obligations under any Finance Document.

(b)	Subject to the Legal Reservations, any obligation or obligations of the Borrower under any Finance Document are not or cease to be legal, valid, binding or enforceable.

(c)	Any Finance Document ceases to be in full force and effect.

13.8	Repudiation

The Borrower repudiates a Finance Document to which it is a party or evidences an intention to repudiate a Finance Document to which it is a party.

13.9	Expropriation

The authority or ability of the Borrower to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to it or any of its assets which limitation or curtailment (taking into consideration any compensation or payment received in respect thereof) has, or is reasonably expected to have, a Material Adverse Effect.

13.10	Disposals

(a)	The Borrower sells, transfers or otherwise disposes of any portion of its legal or beneficial interests in Qoros in any single transaction or series of related transactions.

(b)
No Event of Default will occur under paragraph (a) above if the sale, transfer or other disposal of the Borrower’s legal or beneficial interests in Qoros is made by the Borrower pursuant to the terms of the Finance Documents or the LLC Agreement or to the Exim Pledges.

13.11	Interests in Qoros

The Borrower creates or permits to subsist any Security Interest over its legal or beneficial interests in Qoros except:

(a)	as otherwise permitted under this Agreement, any other Finance Document or the LLC Agreement;

(b)	pursuant to the Exim Pledges; or

(c)	with prior written consent of the Lender.

13.12	Qoros Loan Agreements

The Borrower:

(a)	amends the terms of, or waives any of its rights under, either Qoros Loan Agreement without the prior written consent of the Lender; or

(b)	waives any default or event of default (howsoever described) that has occurred under either Qoros Loan Agreement without the prior written consent of the Lender.

13.13	Material Adverse Effect

Any event or circumstance occurs which has, or is reasonably expected to have, a Material Adverse Effect.

13.14	Assignment Agreement

The Borrower shall not have delivered to the Lender the Assignment Agreement (in a form substantially the same as that agreed to by the Lender and the Borrower pursuant to Paragraph 3(a) of Schedule 1 (Conditions precedent to initial utilisation)) duly executed by the Borrower within 5 days of the date of execution of the Qoros Security Agreement.

13.15	Acceleration

(a)	Subject to Clause 16 (Limited Recourse), whilst an Event of Default is continuing the Lender may, by written notice to the Borrower:

(i)	cancel the Facilities whereupon the Facilities shall immediately be cancelled;

(ii)
declare that all or part of any Loan (to the extent not repaid and to the extent the Facility A Class B Conversion and, if applicable, the Facility B Class B Conversion and/or Facility C Class B Conversion has not occurred),  together with accrued and  unpaid  interest,  and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of any Loan (to the extent not repaid) be payable on demand, whereupon it shall immediately become payable on demand; and/or

(iv)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)	If an Event of Default occurs under Clause 13.6:

(i)	the Total Commitments shall immediately be cancelled; and

(ii)	all of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall be immediately due and payable,

in each case automatically and without any direction, notice, declaration or other act.

14.	TRIGGER EVENTS

Each of the events or circumstances set out in Clauses 14.1, 14.2 and 14.3 is a Trigger Event.

14.1	Acceleration of a Qoros Loan Agreement due to certain Events of Default

A Qoros Default pursuant to Section 10.5, 10.6 or 10.7 of either Qoros Loan Agreement has occurred and is continuing.

14.2	Qoros Security Agreement

The Borrower has not delivered to the Lender within 134 days of the date of this Agreement (the “Relevant Period”) a copy of the duly executed Qoros Security Agreement, except that:

(a)
the period between: (1) the date a definitive and binding agreement relating to a Qualified Financing is signed; and (2) the QF Termination Date, shall not be accounted  for   in  (and  shall  be  excluded  from)   the  calculation  and determination of the Relevant Period (it being agreed, for the avoidance of doubt, that any time period after such QF Termination Date shall be accounted for in the calculation and determination of the Relevant Period); and

(b)	following the completion of a Qualified Financing, the events and circumstances described in this Clause 14.2 shall no longer constitute a Trigger Event.

14.3	Other obligations

(a)	The Borrower does not comply with Clause 12.10 (Undertaking to amend Qoros Security Agreement).

(b)
No Trigger Event under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of: (i) the Lender giving notice to the Borrower; and (ii) the Borrower becoming aware of the failure to comply.

14.4	Enforcement under the Qoros Security Agreement

Subject to Clause 16 (Limited Recourse), whilst a Trigger Event is continuing, the Lender may, by written notice to the Borrower:

(a)	request that the Borrower:

(i)	enforce the Qoros Security Agreement in accordance with the terms of the Qoros Security Agreement; and / or

(ii)	take any action available to the Borrower under and in accordance with the terms of the Qoros Security Agreement and/or the Qoros Loan Agreements; and / or

(iii)
take any actions to cause the Lender to have, or to direct the exercise of, any voting, consent or other similar rights to which the Borrower has as a creditor of Qoros in respect of the Qoros Loan Agreements, and the Borrower shall comply with such request as soon as reasonably practicable following such written notice (to the extent permitted under, and in accordance with, the terms of the Qoros Security Agreement and the Qoros Loan Agreements).

15.	SECONDARY SALE

The Borrower acknowledges and agrees that: (i) pursuant to Clause 12.3 (Disposals), the Borrower is restricted from selling, leasing, transferring or otherwise disposing of any asset, including all or a portion of its legal or beneficial interests in Qoros without the prior written consent of the Lender; and (ii) to the extent that the Lender provides its prior written consent for any such sale, lease, transfer or disposal, the Company shall be required to use any such proceeds (the “Transfer Proceeds”):

(a)
if prior to the later of: (i) the Facility A Class B Conversion; (ii) the Facility B Class B Conversion; and (iii) the Facility C Class B Conversion, for the repayment of the outstanding amount, together with accrued and unpaid interest, under any Loan prior to using the Transfer Proceeds for any other purpose; and

(b)
if following the later of: (i) the Facility A Class B Conversion; (ii) the Facility B Class B Conversion; and (iii) the Facility C Class B Conversion, for the redemption of Class A Interests at the then implied value of the Class A Interests in accordance with the LLC Agreement prior to using the Transfer Proceeds for any other purpose.

16.	LIMITED RECOURSE

Notwithstanding any other provision of this Agreement or any other Finance Document:

(a)
the Borrower shall only be required to repay or prepay a Loan and pay any other amounts due and payable under the Finance Document from, and only to the extent of, the amounts the Borrower receives from Qoros under the Qoros Loan Agreements;

(b)
any claim by the Lender and any liability and obligation owing by the Borrower under the Finance Documents is limited to the amounts the Borrower receives from Qoros under the Qoros Loan Agreements and the assets the subject of the Assignment Agreement (and the Lender shall have no further rights or remedies against the Borrower, and the Borrower shall have no liability or obligation, for any further sum or amount under, or in connection with, the Finance Documents (a “Further Sum”)); and

(c)
the Lender shall not take any steps against the Borrower to recover any Further Sum (in particular, the Lender shall not institute against or join any person in instituting against the Borrower any bankruptcy, reorganisation, arrangement, insolvency, administration, moratorium, liquidation, dissolution or similar proceedings, nor shall any such person be entitled to make any claim in respect of, any Further Sum against the assets of the Borrower).

17.	ADMINISTRATION

17.1	Place of payments

All payments to be made by the Borrower under this Agreement shall be made to such account at such office or bank as the Lender may notify to the Borrower for this purpose form time to time.

17.2	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

17.3	Currency of account

(a)
Subject to paragraph (b) below, and save as otherwise agreed by the Lender and the Borrower in relation to any prepayment due under this Agreement, USD is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

18.	ASSIGNMENT AND TRANSFER

18.1	Lender

The Lender may not assign or transfer any of its rights and obligations under any Finance Document to any person without the prior written consent of the Borrower.

18.2	Borrower

The Borrower may not assign or transfer any of its rights and obligations under any Finance Document to any person without the prior written consent of the Lender.

19.	NOTICES

19.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or international express courier service.

19.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name in the signature pages of this Agreement or any fax number or substitute address or department or officer as the Party may notify to the other Party by not less than five Business Days’ notice.

19.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax or email, when received in legible form;

(b)	if by way of personal delivery or post, when received; or

(c)	if by way of international express courier service, when it has been delivered at the relevant address as evidenced by the courier service records.

19.4	Language

All notices and communications pursuant to the Finance Documents shall be in the English language.

20.	CALCULATIONS AND CERTIFICATES

20.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with the Finance Documents, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

20.2	Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

22.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

23.	AMENDMENTS AND WAIVERS

Any term of this Agreement may be amended or waived only with the consent of the Lender and the Borrower in writing.

24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

25.	ENTIRE AGREEMENT

(a)
This Agreement, together with the other Finance Documents, constitutes the entire agreement between the Parties in relation to the obligations of each Party under this Agreement and supersedes any previous agreement, whether express or implied, between the Parties.

(b)
Each Party acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this Agreement and the documents referred to in it) made by or on behalf of any other Party before the signature of this Agreement. Each Party waives all rights and remedies which, but for this Clause, might otherwise be available to that Party in respect of any such representation, warranty, collateral contract or other assurance.

(c)	Nothing in this Clause limits or excludes any liability for fraud.

26.	GOVERNING LAW AND ENFORCEMENT

26.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

26.2	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 26.2 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

SCHEDULE 1
Conditions Precedent to initial utilization

1.	The Borrower

(a)	A copy of the constitutional documents of the Borrower, including:

(i)	its certification of formation, certified as of a recent date by the relevant authority of the jurisdiction of organization of the Borrower; and

(ii)	a certificate as to its existence and good standing as of a recent date from the relevant authority of the jurisdiction of organization of the Borrower.

(b)	A copy of a resolution of the member of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Paragraph 1 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than 3 Business Days prior to the date of this Agreement.

2.	Finance Documents

(a)	This Agreement duly executed by the Borrower.

(b)	The agreed form of the Assignment Agreement, which shall include a completed and final Schedule 1 (as defined in the Assignment Agreement).

3.	Other documents and evidence

(a)
A copy of the executed Initial Qoros Loan Agreement and evidence that the proceeds of the initial drawdown under this Agreement will be applied to fund the first drawdown under the Initial Qoros Loan Agreement.

(b)
A copy of the executed Initial Chery Loan Agreement and evidence or confirmation that an amount equal to the first drawdown amount under this Agreement will be made available and paid to Qoros under the Initial Chery Loan Agreement simultaneously with, or prior to, the first drawdown under this Agreement.

(c)	A copy of the executed Initial LLC Agreement.

(d)	A copy of the executed Undertaking Agreement, dated as of the date hereof, between Qoros, the Borrower, Kenon, Wuhu Chery Automobile Investment Co. Ltd., Chery Automobiles Limited and the Lender.

(e)
The Borrower having obtained all required governmental, creditor and partner consents, including appropriate foreign debt quota or other necessary regulatory approvals in connection with the Finance Documents, the Initial Qoros Loan Agreement and the Qoros Security Agreement.

SCHEDULE 2
Form of Utilisation Request

To:	ANSONIA HOLDINGS SINGAPORE B.V.
as Lender

From:	QUANTUM (2007) LLC
as Borrower

Date:

Dear Sirs,

Loan Agreement dated_______2016 (the “Agreement”)

1.	I refer to the Agreement. This is a Utilisation Request. Words and expressions used in this Request shall have the same meaning as are given to them in the Agreement.

2.	I wish to borrow the Loan on the following terms:

(a)	Utilisation Date: [●]

(b)	Facility: [A] / [B] / [C]

(b)	Amount: USD [●]

3.	The proceeds of this Loan should be credited to [account].

Yours faithfully

Manager of
QUANTUM (2007) LLC

SIGNATURES

ANSONIA HOLDINGS SINGAPORE B.V.
as Lender

By
Name:
Title:

QUANTUM (2007) LLC
as Borrower

By
Name:
Title:

ANNEXURE B

Form of Additional LLC-Qoros Loan Agreement

Loan Agreement

This  additional  loan  agreement (hereinafter “Agreement”) is entered into on __________,  2016  by and between following parties:

1.
Qoros  Automotive  Co., Ltd., as  the  borrower  (the  “Borrower”),  a  limited  liability  company incorporated and duly existing under the PRC law, with address of No.1, Tongda Road, Economic Technology  Development  Zone,  Changshu  City,  Jiangsu  Province,  People's  Republic  of  China (“PRC”), and

2.
Quantum (2007) LLC, as the lender (the “Lender”), a company incorporated under the laws of the State of Delaware, the United States of America, with its legal address at 16192 Coastal Highway, Lewes, Delaware 19958, USA.

(The  Lender  and  the  Borrower  hereinafter also referred to in singular as a “Party” and together as the “Parties”.)

WHEREAS Ansonia  Holdings  Singapore  B.V.  (“Ansonia”)  has  provided  loans  of  total  amount  up  to USD  50,000,000 to  the  Lender  pursuant  to  a  loan  agreement  dated  22  April  2016  (such  loan agreement  as  amended  by  an  amendment  letter  dated  27  June  2016,  hereinafter  referred  to  as “Initial Ansonia Loan Agreement”) entered into by and between Ansonia as lender and the Lender as borrower.

WHEREAS Ansonia  will  provide  a  new  loan  of  total  amount  up  to  USD  25,000,000  to  the  Lender pursuant  to  an  amendment  and  restatement  agreement  dated  on  or  about  the  date  of  this Agreement further amending and restating the Initial Ansonia Loan Agreement (hereinafter referred to  as  “Ansonia  Amendment”)  entered  into  by  and  between  Ansonia  as  lender  and  the  Lender  as borrower. The Initial Ansonia Loan Agreement as amended and restated by the Ansonia Amendment is hereinafter referred to as the “Amended Ansonia Loan Amendment”.

WHEREAS the Lender holds 50% of the equity interests in the Borrower and Wuhu Chery Automobile Investment  Co.  Ltd.   (“Wuhu  Chery”)  holds  another  50%  equity interests in the Borrower.

WHEREAS Wuhu  Chery  as  principal  under  the  Additional  Wuhu  Chery  Loan  Agreement  (defined below)  is  providing  RMB  150,000,000  loan  in  aggregate  to  the  Borrower  as  borrower  and  the Industrial  and  Commercial Bank  of  China  Limited, Changshu  Sub-Branch   as entrusted bank, with terms that are the same as those contained in the Initial Wuhu Chery Loan Agreements (defined below).

WHEREAS the Lender has decided to provide an additional shareholder loan with the funds it obtains under the Amended Ansonia Loan Agreement to the Borrower up to  RMB 150,000,000  according to the terms and conditions of this Agreement.

NOW, the Parties therefore agree as follows:

Article 1 Definitions and Interpretation

1.1	In this Agreement the following captioned terms shall be defined and interpreted as follows:

“Additional Wuhu Chery Loan Agreement” means an additional term loan facility entered into by and between Wuhu Chery as lender, the Borrower as borrower and a PRC bank as entrusted bank on or after the date of this Agreement with aggregate commitments of up to an amount equal to the RMB 150,000,000, for the purposes of the Borrower ordinary course working capital requirements with terms that are the same as those contained in the Initial Chery Loan Agreements.
1

“Ansonia FacilityA” means the term loan facility with an amount of USD 25,000,000 made available to the Lender pursuant to Clause 2.1 of the Initial Ansonia Loan Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Singapore and New York City and, in respect of any day on which payment is to be made under this Agreement, Beijing.

“Default” means an Event of Default or any event or circumstance specified in Clause 10 (Events of  Default) hereunder which would (with the expiry of a grace period, the giving of notice, making of any determination or the satisfaction of any other condition) be an Event of Default.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including air within natural or man-made structures, whether above or below ground);

(b)	water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including any waste.

“Environmental Permits” means any permit and/or other authorisation and/or the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Group Member conducted on or from any of the properties owned or used by any Group Member.

“Event of Default” means any event or circumstancespecifiedas such in Clause 10 (Events  of Default) hereunder.

“Financial Indebtedness” means any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint and any guarantee or indemnity of any of those obligations.

“Finance Document” means this Agreement, the Patent Right Pledge Agreement and/or any other document designated as such by the Lender and the Borrower in writing.

“Group” means the Borrower and each its Subsidiary for the time being.
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“Group Member” means any member of the Group.

“Initial Wuhu Chery Loan Agreements” means (i) the loan agreement dated 22 April 2016 between Wuhu Chery and the Borrower; and (ii) the loan agreement dated 27 June 2016 between Wuhu Chery and the Borrower.

“Initial Qoros Loan Agreement” means the loan agreement dated 14 April 2016 between the Lender and the Borrower.

“Intellectual Property” means:

(a)
any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use any or all of the rights, assets and/or items referred to in paragraph (a) from time to time and which may now or in the future subsist.

“Legal Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under relevant legislation, the possibility that an undertaking to assume liability for or indemnity a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any applicable jurisdiction.

“Loan” means a loan to be made under the Quantum Facility or the principal amount outstanding for the time being of such loan.

“Material Adverse Effect” means any event or circumstance which, taking into account all relevant circumstances, has a material adverse effect on:

(a)	the business, assets or financial condition of the Borrower; or

(b)	the ability of the Borrower to perform its payment obligations under the Finance Documents and/or the Wuhu Chery Loan Agreements.

“Patent Right Pledge Agreement” means the patent right pledge agreement dated 22 August 2016 and entered into by and between the Borrower as pledgor, the Lender and Wuhu Chery as pledgees for the purpose of securing all the indebtedness arising out of or in connection with the Initial Qoros Agreement and the Initial Wuhu Chery Loan Agreements.

“PRC” means the People's Republic of China excluding Taiwan, Macau and Hong Kong.

“Qualified Financing” means a financing pursuant to which a third party investor subscribes (or, in the case of a financing by way of instrument that is convertible into equity, will on conversion of such instrument subscribe) for an equity interest in the Borrower in an aggregate amount of not less than the Qualified Financing Amount excluding the amount of any conversion of Financial Indebtedness into equity in the Borrower undertaken pursuant to the terms of the Amended Ansonia Loan Agreement.
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“Qualified Financing Amount” means USD 100,000,000.

“Quantum Facility” shall have the meaning given to it in Clause 2.1.

“Qoros Loan Agreements” means this Agreement and the Initial Qoros Loan Agreement.

“SAFE”meansthe StateAdministrationofForeignExchangeofthe PRCand/oritslocal counterpart.

“Security” means any mortgage, pledge, lien, charge (fixed or floating), assignment, hypothecation, set-off or trust arrangement for the purpose of creating security, reservation of title or security interest or any other agreement or arrangement having a similar effect.

“Subsidiary” means in relation to any company, corporationor entity, a company, corporation or entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)	more than half the issued share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation and entity; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity,

and for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body.

“Termination Date” means 25 January 2017.

“Utilisation Date” means the date on which a Loan under the Quantum Facility is to be made or, as the context requires, was made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Form of Utilisation request) herein.

“Wuhu CheryLoan Agreements”means  each Initial Wuhu Chery Loan Agreementsand the Additional Wuhu Chery Loan Agreement.

1.2	Unless a contrary indication appears, any reference in this Agreement to:

(a)	the “Borrower” or the “Lender” shall be construed so as to include its successors in title, heirs, permitted assigns and permitted transferees;

(b)	“assets” includes present and future properties, revenues and rights of every description;

(c)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
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(d)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)
a “person” includes any person, firm, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(f)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(g)	a “Clause” or a “Schedule” is a reference to a clause of, or a schedule to, this Agreement;

(h)	“$, “USD” and “US dollar” denote the lawful currency of the United States of America;

(i)	“RMB” denotes the lawful currency of the People’s Republic of China;

(j)	a provision of law is a reference to that provision as amended or re-enacted; and

(k)	a time of day is a reference to Beijing time.

1.3
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.4	Clause and Schedule headings are for ease of reference only.

1.5	A Default or Event of Default is “continuing” if it has not been waived in writing.

Article 2 Amount and Purpose of the Loans and Undertaking

2.1	Subject to the terms of this Agreement, the Lender agrees to make available to the Borrower a term loan facility in an aggregate principal amount equivalent of RMB 150,000,000 (“Quantum Facility”).

2.2	As initial conditions precedent for the Lender to make the Quantum Facility available to the Borrower:

(a)
The Lender has received all of the documents and other documents listed in Schedule 1 (Conditions Precedent to initial utilisation) in form and substance satisfactory to the Lender save to the extent that the Lender has waived receipt of the same;

(b)
No Default or Event of Default (or, in case of the Amended Ansonia Loan Agreement, or the Wuhu Chery Loan Agreements, no default or other event of a similar nature or having similar effect as a Default);

(c)	Each of the representations set out in Clause 7 (Representations and Warranties) hereunder is true and correct on the date of this Agreement and on the Utilisation Date;

(d)	the Additional Wuhu Chery Loan Agreement (in the form and substance satisfactory to the Lender) is duly executed and delivered to the Lender; and
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(e)	the Lender at its sole discretion has agreed and consented to the advance of such Loan.

2.3	The Borrower may only borrow a Loan by giving the Lender a duly completed Utilisation Request. Unless the Lender otherwise agrees:

(a)	The latest time for receipt by the Lender of such Utilisation Request is 9:30 a.m. (Beijing Time) seven Business Days before the proposed Utilisation Date.

(b)	A Utilisation Request for a Loan hereunder is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies a Utilisation Date that is a Business Day;

(ii)	the amount of the Loan requested is a minimum of RMB 500,000 and if less, the available commitment amount under the Quantum Facility; and

(iii)	the currency of the Loan is RMB.

(c)	No more than ten Loans may be drawn under the Quantum Facility.

2.4	Subject to satisfaction or waiver of the conditions precedent set out in Clauses 2.2 and 2.3 above, the Lender shall advance a Loan under the Quantum Facility to the Borrower.

2.5	The Loans under this Agreement shall be used solely for the purpose of meeting the working capital needs in the ordinary course of the Borrower.

Article 3 Term of the Loan

3.1
Unless otherwise provided herein, the Term under this Agreement shall commence from the first Utilisation Date of this Agreement and in any event end on the fifth Business Day preceding the Termination Date (herein referred to as “Term”).

3.2
The last day of the Term shall be the date on which each Loan hereunder shall be repaid (“Repayment Date”). In the event that it is not a Business Day, payment of the Loan and interest payable on such date will be made on the next succeeding Business Day in the same month (if there is one) or the preceding Business Day (if there is not).

Article 4 Interest Rate

4.1	The interest rate applicable to a Loan shall be 6% per annum.

4.2	Interest on a Loan shall accrue from the Utilisation Date for such Loan. All computations of the interest rate shall be based on a 360 day-year for the actual number of days elapsed.

Article 5 Payment of Principal and Interest

5.1
The Borrower shall repay the Loans hereunder in full together with interest accrued at lump sum on the Repayment Date. The Lender shall issue a loan repayment notice to the Borrower for the Loans and interest due fifteen days ahead of the Repayment Date.

5.2	The Borrower may not reborrow any part of any Loan hereunder which is repaid or pre-paid.
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5.3
Repayment of a Loan ahead of the Repayment Date by the Borrower (including the order of application of the repayment amount) shall be made after delivering a written notice at least five Business Days prior to the proposed prepayment date and shall be subject to a written consent from the Lender.

5.4
If, in any applicable jurisdiction, it becomes unlawful for any party to perform any of its obligations under any of the Amended Ansonia Loan Agreement, the Finance Documents, the Initial Qoros Loan Agreement or any Wuhu Chery Loan Agreement, the Lender shall promptly notify the Borrower on becoming aware of that event and the Borrower shall within three Business Days repay all the outstanding indebtedness arising under this Agreement in full.

5.5
The interest on early repaid loan amounts shall be calculated on the basis the interest rate specified in this Agreement and on the actual days elapsed, and it shall be paid on the date when such Loan is prepaid.

Article 6 Tax and other deductions

6.1	Each Party hereto shall respectively pay all its own present and future taxes as may be levied by a respective government in relation to this Agreement.

6.2
All sums paid by the Borrower to the Lender in accordance with the terms of this Agreement and required by the Lender shall be free and clear of any other deductions of any nature, including but not limited to bank charges. The Borrower shall pay an extra amount as necessary in addition to the payment of the said sums so as to ensure that the Lender receives the full amount which it would have received if no such deduction had been required.

Article 7 Representations and warranties

7.1	The Borrower makes the representations and warranties set out in this Clause 7 to the Lender on the date of this Agreement:

(a)	it is a limited liability company, duly formed and validly existing under the PRC laws, and it has the power to own its assets and carry on its business as it is being conducted;

(b)	each of its Subsidiaries is duly formed and validly existing under the jurisdiction of its incorporation, and it has the power to own its assets and carry on its business as it is being conducted;

(c)	subject to the Legal Reservations, the obligations expressed to be assumed by it in the Finance Documents are legal, valid, binding and enforceable obligations;

(d)	the entry into and performance by it of, and the transactions contemplated by, any Finance Documents do not conflict with:

(i)	any law or regulation applicable to it; or

(ii)	its constitutional documents;

(e)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of the Finance Documents and the transactions contemplated hereunder;

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(f)	all authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents;

(ii)	to make the Finance Documents admissible in evidence in its jurisdiction of incorporation; and

(iii)	for it and each of its Subsidiaries to carry on its business, and which are material, have been obtained or effected and are in full force and effect;

(g)	subject to the Legal Reservations,

(i)	the choice of PRC law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

(ii)	any judgment obtained in relation to a Finance Document in the PRC will be recognised and enforced in its jurisdiction of incorporation.

(h)	no:

(i)	corporate action, legal proceeding or other procedure or step described in Clause 10.7; or

(ii)	creditors process described in Clause 10.12,

has been taken or, to the knowledge of the Borrower, threatened in relation to it or any Group Member.

(i)
it is not required under the PRC laws to make any deduction or withholding for or on account of tax from any payment it may make under any Finance Document (save for withholding tax which is liable for it to be withheld and charged over the interest revenue of the Lender under this Agreement);

(j)
under the PRC law, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in the PRC or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, save for the stamp duty which shall be payable by it upon execution of this Agreement;

(k)	all information supplied by any Group Member to the Lender is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect;

(l)
each of the Group Members is in compliance with Clause 9.2(c) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or could reasonably be expected to have a Material Adverse Effect, and no Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it or any other Group Members where that claim has or could reasonably be expected, if determined against it or that Group Member, to have a Material Adverse Effect.

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(m)	it and each Group Member has paid and discharged all taxes imposed upon it or its assets within the time period allowed without incurring penalties except where:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those taxes and the costs required to contest them; and

(iii)	failure to pay those taxes does not have and could not be reasonably be expected to have a Material Adverse Effect.

and, no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any Group Member) with respect to taxes which are reasonably likely to have a Material Adverse Effect.

(n)	it:

(i)
is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(ii)	does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or could reasonably be expected to have a Material Adverse Effect; and

(iii)
has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it to the extent failure to do so has or could reasonably be expected to have a Material Adverse Effect.

(o)
no Event of Default is continuing or might reasonably be expected to result from the making of any utilisation, and no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its assets are subject which might have a Material Adverse Effect;

(p)
its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; and

(q)
no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it or any its Subsidiary;

(r)	any person specified as its authorised signatory under Schedule 1 (Conditions precedent to initial utilisation) is authorised to sign the Utilisation Request and other notices on its behalf.

7.2	The above representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on each Utilisation Date.

Article 8 Information undertakings

8.1	The undertakings in this Clause 8 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement.

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8.2
The Borrower shall notify the Lender of (i) any Default (and the steps, if any, being taken to remedy it) in the Finance Documents or (ii) any default (and the steps, if any, being taken to remedy it) in the Wuhu Chery Loan Agreements and any other Financial Indebtedness of Qoros, in each case, promptly upon becoming aware of its occurrence.

8.3	The Borrower shall supply to the Lender:

(a)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; and

(b)	promptly on request, such further information regarding the financial condition, assets and operations of it as the Lender may reasonably request.

Article 9 General undertakings

9.1	The undertakings in this Clause 9 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement.

9.2	The Borrower undertakes that:

(a)
it shall comply in all respects with all laws to which it may be subject, if failure so to comply would impair its ability to perform its obligations under the Finance Documents and/or the Wuhu Chery Loan Agreements;

(b)	it shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Lender of,

any authorisation, approval or consent (including but not limited to the consent from its other creditors under other finance arrangements) required to enable it to enter in to the Patent Right Pledge Agreement and any amendment or supplement thereto, perform its obligations under the Finance Documents and Wuhu Chery Loan Agreements and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and the Wuhu Chery Loan Agreements.

(c)	it shall ensure that each Group Member will:

(i)	comply with all Environmental Law;

(ii)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or could reasonably be expected to have a Material Adverse Effect;

(d)	it promptly upon becoming aware of the same, inform the Lender in writing of:

(i)	any Environmental Claim against it or any Group Member which is current, pending or threatened; and
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(ii)	any facts or circumstances which could reasonably be expected to result in any Environmental Claim being commenced or threatened against it or any Group Member, where the claim, ifdetermined againstthatitor that  Group Member, hasorcould reasonably be expected to have a Material Adverse Effect;

(e)
It shall and it shall ensure that each Group Member pay and discharge all taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those taxes and the costs required to contest them in accordance with the applicable accounting principles; and

(iii)	such payment can be lawfully withheld and failure to pay those taxes does not have and could not reasonably be expected to have a MaterialAdverse Effect;

(f)	it shall not and shall ensure no other Group Member will make or agree to make any dividend distribution without the Lender's prior written consent;

(g)	itshall and shall ensure itsGroup Member preserveand maintain the subsistenceand validity of any and all Intellectual Property;

(h)	without prior written consent from the Lender, it shall not create or permit to subsist any security over any of its assets save for the security created pursuant to the Patent Right Pledge Agreement;

(i)
without prior written consent from the Lender, it shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of 50% or more of its assets;

(j)	without prior written consentfrom the Lender, it shall not enter into any amalgamation, demerger, merger, acquisition or corporate reconstruction;

(k)
without prior written consent from the Lender, it shall not incur any indebtedness or liability which requires or otherwise is subject to the board approval from the Borrower, except pursuant to the Finance Documents and the Wuhu Chery Loan Agreements;

(l)	it shall procure that no substantial change is made to the general nature of its business that carried on at the date of this Agreement;

(m)	the Borrower shall, upon written request by the Lender, use its best efforts to:

(i)
amend the Patent Right Pledge Agreement to the satisfaction of the Lender so that the Patent Right Pledge Agreement secures all present and future moneys, debts and liabilities due, owing or incurred by the Borrower under or in connection with this Agreement (the “Patent Right Pledge Agreement Amendments”); and

(ii)
take all other action necessary or reasonably required by the Lender to obtain all governmental, regulatory, creditor and partner approvals required in connection with the Patent  Right  Pledge  Agreement Amendments (including the relevant approvals from the State Intellectual Property Office of the PRC);

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(n)
it  shall only amend, repay the Wuhu Chery Loan Agreements subject to a prior written notification by the Borrower to the Lender and written consent by the Lender to such amendment, repayment and, as the case may be; and

(o)
it shall conduct the performance of the Wuhu Chery Loan Agreements at all times in a fully equal manner with the Qoros Loan Agreements, including but not limited to repayment and/or prepayment of any amounts of the principal and interest under the Wuhu Chery Loan Agreements and the Qoros Loan Agreements in equal shares and at the same time.

Article 10 Event of Default

10.1	Each of the events or circumstances set out in Clauses 10.2 to 10.14 (inclusive) is an Event of Default.

10.2	The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within two Business Days of its due date.

10.3
The Borrower does not comply with any provision of this Agreement (other than those referred to in Clause 10.2 and 10.14), however, no Event of Default will occur if the failure to comply is capable of remedy and is remedied within fifteen Business Days of the earlier of (i) the Lender giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

10.4
Any representation or statement made or deemed to be made by the Borrower in the Finance Documents and/or any of the Wuhu Chery Loan Agreements is or proves to have been materially incorrect or materially misleading when made or deemed to be made, however, no Event of Default under will occur if the circumstances giving rise to the misrepresentation or misstatement are capable of remedy and are remedied within fifteen Business Days upon the Borrower becoming aware of the misrepresentation or misstatement.

10.5	Any Financial Indebtedness of the Borrower:

(a)	is not paid when due nor within any originally applicable grace period, unless such non- payment is waived within fifteen BusinessDays of the later of such due date and the applicable grace period; or

(b)	is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described),

however, no Event of Default will occur hereunder if the aggregate amount of Financial Indebtedness falling within paragraphs (a) or (b) above is less than RMB 50,000,000 (or its equivalent in any other currency or currencies).

10.6
The Borrower is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law or, by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness(other than with the Lender), or, a moratorium is declaredin respectof any indebtedness of the Borrower.

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10.7	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of it;

(b)	a composition,assignment or arrangement with any of its creditors;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of it, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of it or any of its assets;

(d)	enforcement of any security over any assets of it; or

(e)	any analogous procedure or step is taken in any jurisdiction.

10.8	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents and/or any of the Wuhu Chery Loan Agreements.

10.9
Subject to the Legal Reservations, any obligation or obligations of the Borrower under the Finance Documents and/or any of the Wuhu Chery Loan Agreements are not or cease to be legal, valid, binding or enforceable.

10.10	The Finance Documents and/or any of the Wuhu Chery Loan Agreements cease to be in full force and effect.

10.11	The Borrower repudiates a Finance Document and/or any of the Wuhu Chery Loan Agreements or evidences an intention to repudiate a Finance Document and/or any of the Wuhu Chery Loan Agreements.

10.12
The authority or ability of the Borrower to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to it or any of its assets which limitation or curtailment (taking into consideration any compensation or payment received in respect thereof) has, or is reasonably expected to have, a Material Adverse Effect.

10.13	The Borrower sells, transfers or otherwise disposes of 50% or more of its assets in any single transaction or series of related transactions.

10.14	Any event or circumstanceoccurs which has, or might reasonablybe expectedto have, a Material Adverse Effect.

10.15	On and at any time after the occurrence of an Event of Default which is continuing, the Lender may, by notice to the Borrower:

(a)	cancel the Quantum Facilities whereupon the Quantum Facilities shall immediately be cancelled;

(b)
declare that all or part of any Loan (to the extent not repaid), together with accrued and unpaid interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

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(c)	declare that all or part of any Loan (to the extent not repaid) be payable on demand, whereupon it shall immediately become payable on demand;

(d)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Article 11 Ansonia Loan Agreement and Wuhu Chery Loan Agreements

11.1
Notwithstanding any other provisions in this Agreement, if any part or all of the outstanding loans (together with accrued and unpaid interest) under the Initial Ansonia Loan Agreement, the Amended Ansonia Loan Agreement and/or any of the Wuhu Chery Loan Agreements is required to be repaid before its due date for whatever reason (including but not limited to the occurrence of an event of default thereunder), the Borrower shall be obligated to make immediate prepayment/repayment in the same amount at the same time to the Lender without any delay.

Article 12 Overdue Loan

12.1
In the event of failure by the Borrower to make a scheduled repayment of a Loan, the Lender shall be entitled to penalty interest on the overdue portion of such Loan from the due date at the late payment penalty interest rate until the principal and interest have been fully repaid by the Borrower to the Lender.

12.2	The late payment penalty interest rate shall be calculated by increasing the prevailing loan interest rate as provided in Clause 4.1 by 120%.

Article 13 Amendment and Supplement

13.1
This Agreement may only be amended or supplemented upon the written consent of both Parties. Any amendment and supplement to this Agreement shall constitute an integral part of this Agreement and if so required shall be approved and/or registered (as the case may be) with the locally competent department of SAFE in charge of the Borrower in accordance with the relevant laws and regulations of the PRC.

13.2
Unless otherwise required by applicable laws and regulation and/or agreed by the Parties hereto, this Agreement shall not be terminated until all the rights and obligations hereunder are fully performed.

13.3
Unless otherwise required by applicable laws and regulation and/or agreed by the Parties hereto, any invalidity of any provision of this Agreement shall not affect the validity of the entire Agreement.

Article 14 Assignment and Transfer

14.1
This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and permitted transferees. The Borrower shall not assign or transfer all or any part of its rights, benefits and obligations hereunder without prior written consent by the Lender. The Lender may assign or transfer any of its rights or obligations under this Agreement by delivering a written notice to the Borrower.

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Article 15 Governing Law and Dispute Resolution

15.1	The execution, effectiveness, interpretation, performance and any disputes arising under this Agreement are governed by the law of the PRC.

15.2
Any dispute in connection with this Agreement shall be resolved through friendly negotiation between the Parties. If the dispute is not resolved through negotiation within sixty (60) calendar days after one Party has served a written notice on the other Party requesting the commencement of negotiation, then the Parties shall refer and submit the dispute for final resolution by arbitration to the Hong Kong International Arbitration Center (HKIAC) in accordance with the HKIAC Adminstered Arbitration Rules (the “HKAJC Arbitration Rules”) as at present in force save as the same may be amended by this Article and the HKIAC Arbitration Rules shall be construed accordingly. The place of arbitration shall be Hong Kong. The arbitration shall be settled by three (3) arbitrators. Each Party shall appoint one arbitrator within the time stipulated in the HKIAC Arbitration Rules, failing which the appointment shall be made by HKIAC. The third arbitrator, who will act as the presiding arbitrator, shall be appointed by the HKIAC. The appointing authority shall be the HKIAC. The language of the arbitration proceedings shall be English, provided that either Party may introduce evidence or testimony in languages other than English. The award of the arbitration tribunal will be final and binding on each of the Parties and may be enforced, if necessary, in any court of competent jurisdiction. The costs of arbitration including attorneys' fees shall be borne by the losing Party unless otherwise decided in the arbitral award. In any arbitration proceeding or legal proceeding to enforce an arbitral award, in any other legal action between the Parties relating to this Agreement, each Party waives the defense of sovereign immunity and any other defense solely based upon the fact or allegation that it is a political subdivision, agency or instrumentality of a sovereign state.

Article 16 Effectiveness and Termination

16.1	Each notice, demand or other communication hereunder and any other documents required to be delivered hereunder shall be in made in written and in English only.

16.2
This Agreement shall come into force on the date of execution by the Parties. It shall be registered with the locally competent department of SAFE in charge of the Borrower within fifteen (15) days after this Agreement has been duly executed by both Parties (“SAFE Registration”).

16.3
This Agreement shall automatically terminate upon the principal amount of the Loans and other payable amounts hereunder (including but not limited to interest and late payment penalty interest) have been paid to the Lender in full.

16.4
This Agreement is signed in three original sets and in English language only. In case any Chinese transcript is made hereof for sake of registration with SAFE, the English version shall be the only binding version. Each of the Parties shall hold one original set and one original set shall be for SAFE registration purposes.

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SCHEDULE 1
Conditions precedent to initial utilisation

1.	The Borrower

(a)	Copies of the constitutional documents of the Borrower.

(b)	A copy of a shareholder resolution or resolution of the board of directors (as the Lender may require pursuant to the currently effective articles of association) of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Paragraph 1 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than 3 Business Days prior to the date of this Agreement.

2.	Finance Documents

(a)	This Agreement duly executed by the Parties.

3.	Other documents and evidence

(a)	A copy of the executed Ansonia Amendment.

(b)	A copy of the executed Chery Loan Agreement.

(c)
The confirmation letter issued by Wuhu Chery that all of the conditions precedents for Wuhu Chery to make available the loan facility to the Borrower under the Additional Wuhu Chery Loan Agreement have been satisfied (or waived) and an amount equal to the utilisation amount under this Agreement will be made available and paid to the Borrower under the Additional Wuhu Chery Loan Agreement before or at the same time as the utilisation under this Agreement.

(d)
The confirmation letter has been issued by Ansonia confirming that all of the conditions precedents for Ansonia to make available the loan facility to the Lender under the Amended Ansonia Loan Agreement have been satisfied (or waived) and an amount equal to the drawdown amount under this Agreement will be made available and paid to the Lender under the Amended Ansonia Loan Agreement no later than the proposed Utilisation Date hereunder.

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(e)
The Borrower, the Lender, Kenon Holdings Ltd., Wuhu Chery, Chery Automobile Co., Ltd. and Ansonia have entered into an undertaking agreement, pursuant to which, Wuhu Chery undertakes to provide financing to the Borrower pursuant to the Wuhu Chery Loan Agreements.

(f)
All required governmental consent in connection with the Finance Documents and the Wuhu Chery Loan Agreements, including but not limited to evidence regarding completion of the SAFE Registration of this Agreement.

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SCHEDULE 2
Form of Utilisation Request

To:	QUANTUM (2007) LLC as Lender

From:	Qoros Automotive Co., Ltd. as Borrower

Date:

Dear Sirs,

Loan Agreement dated _____ 2016 (the “Agreement”)

1.	We, Qoros Automotive Co., Ltd., refer to the Agreement. This is a Utilisation Request. Words and expressions used in this Request shall have the same meaning as are given to them in the Agreement.

2.	We wish to borrow the Loan on the following terms:

(a)	Utilisation Date: [ ]

(b)	Amount: RMB [ ]

3.	The proceeds of this Loan should be credited to [account].

Yours faithfully

Authorized Signatory of
Qoros Automotive Co., Ltd.

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(PAGE FOR SIGNATURE)

Borrower: QOROS AUTOMOTJVE CO., LTD.

Authorized Signatory: ____________________________________________________

Company Seal

19

(PAGE FOR SIGNATURE)

Lender:          Quantum (2007) LLC

By:
Name:
Title:
20

 ANNEXURE C

Form of Additional Wuhu Chery-Qoros Loan Agreement

SIGNATURES

QOROS AUTOMOTIVE CO., LTD.

Authorized Signatory
Name:
Company Seal:

QUANTUM (2007) LLC

By

Name:

Title:

KENON HOLDINGS LTD.

By

Name:

Title:

SIGNATURES

QOROS AUTOMOTIVE CO., LTD.

Authorized Signatory

Name:

Company Seal:

QUANTUM (2007) LLC

By

Name:

Title:

KENON HOLDINGS LTD.

By

Name: Yoav Doppelt

Title: CEO

SIGNATURES

QOROS AUTOMOTIVE CO., LTD.

Authorized Signatory

Name:

Company Seal:

QUANTUM (2007) LLC

By

Name: ROBERT ROSEN

Title： MANAGER

KENON HOLDINGS LTD.

By

Name:

Title:

WUHU CHERY AUTOMOBILE INVESTMENT CO. LTD.

Authorized Signatory

Name: Company Seal:

CHERY AUTOMOBILE LIMITED

Authorized Signatory

Name:

Company Seal:

ANSONIA HOLDING SINGAPORE B.V.

By

Name: Chen Tou Sin David

Title: Director